UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
BUTTERFLY NETWORK, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Butterfly™

The New Image of Health

# 2022 Proxy Statement

## and Notice of Annual Meeting

April 29, 2022
Dear Fellow Stockholder:
On behalf of the Board of Directors and our senior management team, we are pleased to invite you to attend the 2022 annual meeting of stockholders of Butterfly Network, Inc. to be held at 10:00 a.m., Eastern Time, on Thursday, June 16, 2022. This year’s annual meeting will be conducted solely via live audio webcast on the internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/BFLY2022. You will not be able to attend the annual meeting in person.
At this meeting, we will discuss Butterfly’s performance in our first year as a public company, along with our perspective on the future. 2021 has been a year of evolution in how we operate our company, innovate our solution, and bring value into the healthcare ecosystem.
As we look ahead to 2022, we are focused on four strategic areas: hospitals and health systems, international markets, home-based care, and select adjacent markets. To advance our journey and long-term growth in 2022, we will invest to speed and strengthen our innovation, to validate Butterfly’s differentiated value, and to reaffirm Butterfly as a unique leader in medical imaging. Butterfly is well positioned to enable the practical application of evolved point-of-care ultrasound information across all care settings and clinical workflows. Longer-term, we believe that by creating access to valuable clinical insights using Butterfly, we will enable all people, everywhere, to get the right care, driven by the right clinical decisions at the right time.
Details regarding the meeting, the business to be conducted at the meeting, and information about Butterfly Network, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.
At the annual meeting, nine persons will be elected to our board of directors. In addition, we will ask stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, to approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement, and to vote on the frequency of holding an advisory vote on the compensation of our named executive officers. Our board of directors recommends the approval of each of the first three proposals and a vote for a frequency of voting on executive compensation every year. Such other business will be transacted as may properly come before the annual meeting.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the internet, we have elected to deliver our proxy materials to the majority of our stockholders over the internet. This electronic process gives you fast, convenient access to the materials and reduces the impact on the environment and our printing and mailing costs. On May 2, 2022, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2022 annual meeting of stockholders and our 2021 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting, and how to receive a paper copy of the proxy materials by mail.
We sincerely hope you will join us at our virtual annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.
Thank you for your ongoing support of Butterfly Network, Inc.
Sincerely,

Dr. Todd Fruchterman
President and Chief Executive Officer
2022 Proxy Statement	2

530 Old Whitfield Street
Guilford, Connecticut 06437
April 29, 2022
Notice of 2022 Annual Meeting of Stockholders
TIME:	10:00 a.m. Eastern Time
DATE:	Thursday, June 16, 2022
ACCESS:
This year’s annual meeting will be held virtually via live audio webcast on the internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BFLY2022 and entering the 16-digit control number included in the Notice of Internet Availability or proxy card that you receive.

PURPOSES:
1.	To elect nine directors to serve one-year terms expiring in 2023;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	To approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement;
4.	To approve by an advisory vote the frequency of holding an advisory vote on compensation of our named executive officers; and
5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
WHO MAY VOTE:
You may vote if you were the record owner of Butterfly Network, Inc. Class A common stock or Class B common stock at the close of business on April 19, 2022. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 530 Old Whitfield Street, Guilford, Connecticut, 06437. If you wish to view this list, please contact our Corporate Secretary at Butterfly Network, Inc., 530 Old Whitfield Street, Guilford, Connecticut, 06437, (203) 689-5650. Such list will also be available for examination by the stockholders during the annual meeting at www.virtualshareholdermeeting.com/BFLY2022.
All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.
BY ORDER OF OUR BOARD OF DIRECTORS

Mary Miller
General Counsel and Corporate Secretary
2022 Proxy Statement	3

Forward-Looking Statements
This proxy statement, including the Letter to Stockholders of Butterfly Network, Inc. (the “Company”) contained in this proxy statement, includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to financial results, future performance, development of products and services, and the size and potential growth of current or future markets for its products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company’s business, including issues relating to Omicron or other variants; the ability to recognize the anticipated benefits of the business combination; the Company’s ability to grow and manage growth profitably; the success, cost and timing of the Company’s product and service development activities; the potential attributes and benefits of the Company’s products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing license, manufacture, supply and distribution agreements; manufacturing and supply of the Company’s products; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using its products and services; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s ability to raise financing in the future; and other risks and uncertainties indicated from time to time in the Company’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions you not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof. The Company does not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.
2022 Proxy Statement	4

2022 Proxy Statement	5

Butterfly Network, Inc.
530 Old Whitfield Street
Guilford, Connecticut 06437

PROXY STATEMENT FOR THE BUTTERFLY NETWORK, INC.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 16, 2022
This proxy statement, along with the accompanying notice of 2022 annual meeting of stockholders, contains information about the 2022 annual meeting of stockholders of Butterfly Network, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m., Eastern Time, on Thursday, June 16, 2022. As a result of the ongoing COVID-19 pandemic and because hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting, this year’s annual meeting will be conducted solely via live audio webcast on the internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/BFLY2022. You will not be able to attend the annual meeting in person.
In this proxy statement, we refer to Butterfly Network, Inc. and its wholly-owned subsidiaries as “Butterfly,” the “Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.
On or about May 2, 2022, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2022 annual meeting of stockholders and our 2021 annual report to stockholders.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON
JUNE 16, 2022
This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our 2021 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, as amended, which includes our financial statements for the fiscal year ended December 31, 2021, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.butterflynetwork.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Butterfly Network, Inc., Attn: Investor Relations, 530 Old Whitfield Street, Guilford, Connecticut 06437. Exhibits will be provided upon written request and payment of an appropriate processing fee.
2022 Proxy Statement	6

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING
AND VOTING
Why is the Company Soliciting My Proxy?
Our board of directors is soliciting your proxy to vote at the 2022 annual meeting of stockholders to be held virtually, on Thursday, June 16, 2022, at 10:00 a.m., Eastern Time, and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.
We have made available to you on the internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 because you owned shares of our Class A common stock or Class B common stock (together, the “common stock”) on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about May 2, 2022.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Why Are You Holding a Virtual Annual Meeting?
Due to the continuing public health impact of COVID-19 and to support the health and well-being of our stockholders, and because hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting, this year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits.
How do I Access the Virtual Annual Meeting?
The live audio webcast of the annual meeting will begin promptly at 10:00 a.m., Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting to allow time for you to log in and test your device’s audio system. The virtual annual meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong internet connection wherever you intend to participate in the annual meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the annual meeting.
Log-in Instructions. To be admitted to the virtual annual meeting, you will need to log in at www.virtualshareholdermeeting.com/BFLY2022 using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the annual meeting.
Will I Be Able to Ask Questions and Have These Questions Answered During the Virtual Annual Meeting?
Stockholders may submit questions for the annual meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/BFLY2022, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting.
Appropriate questions related to the business of the annual meeting (the proposals being voted on) will be answered during the annual meeting, as time permits. Additional information regarding the ability of stockholders to ask questions during the annual meeting, related to rules of conduct and other materials for the annual meeting will be available at www.virtualshareholdermeeting.com/BFLY2022.
2022 Proxy Statement	7

What Happens if There Are Technical Difficulties During the Annual Meeting?
Beginning 15 minutes prior to, and during, the annual meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call (844) 986-0822 (U.S.) or (303) 562-9302 (international).
Who May Vote?
Only stockholders of record at the close of business on April 19, 2022 will be entitled to vote at the annual meeting. As of the close of business on the record date, there were 198,954,494 shares of our common stock outstanding and entitled to vote, including 172,527,557 shares of Class A common stock and 26,426,937 shares of Class B common stock. Our Class A common stock and Class B common stock are our only classes of voting stock.
If on April 19, 2022 your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.
If on April 19, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.
You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of our Class A common stock that you own entitles you to one (1) vote and each share of our Class B common stock that you own entitles you to twenty (20) votes.
How Do I Vote?
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the internet or telephone. You may specify whether your shares should be voted FOR or AGAINST for each nominee for director, whether your shares should be voted for one year, two years, three years or abstain with respect to the frequency of voting on the compensation of our named executive officers, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.
If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:
•	By internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the internet or by telephone.
•
By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m., Eastern Time on June 15, 2022.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers.
How Does Our Board of Directors Recommend that I Vote on the Proposals?
Our board of directors recommends that you vote as follows:
•	“FOR” the election of the nominees for director;
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
•	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement; and
2022 Proxy Statement	8

•	“FOR” holding an advisory vote on the compensation of our named executive officers every year.
If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:
•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting by internet or by telephone as instructed above;
•	by notifying Butterfly Network, Inc.’s Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or
•
by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, internet or proxy card is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
What Vote is Required to Approve Each Proposal and How are Votes Counted?
Proposal 1: Elect Directors
The nominees for director will be elected by the affirmative vote of a majority of the votes cast affirmatively or negatively. For each nominee, you may vote either FOR or AGAINST such nominee. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, our audit committee of our board of directors will reconsider its selection.

2022 Proxy Statement	9

Proposal 3: Approve an Advisory Vote on the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement
The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the compensation committee and our board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 4: Approve an Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers
The frequency of holding an advisory vote on the compensation of our named executive officers — every year, every two years or every three years — receiving the majority of votes cast will be the frequency approved by our stockholders. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will have no effect on the results of this vote. Although the advisory vote is non-binding, the compensation committee and our board of directors will review the voting results and take them into consideration when determining the frequency of holding an advisory vote on the compensation of our named executive officers for the next six years.

The Chairman of our board of directors, Jonathan M. Rothberg, Ph.D., beneficially owns 100% of our Class B common stock and controls a majority of the voting power of all of our outstanding shares of capital stock. As a result, Dr. Rothberg has the power to elect each of the nominees named in this proxy statement, ratify the appointment of our independent registered public accounting firm, approve the compensation of our named executive officers, and approve the frequency of holding an advisory vote on the compensation of our named executive officers every year.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. In addition, we are required to file on a Current Report on Form 8-K no later than the earlier of one hundred fifty calendar days after the annual meeting or sixty calendar days prior to the deadline for submission of stockholder proposals set forth in this proxy statement under the heading “Stockholder Proposals and Nominations for Director” our decision on how frequently we will include a stockholder vote on the compensation of our named executive officers in our proxy materials.
What Are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority in voting power of our common stock issued and outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Attending the Annual Meeting
This year, our annual meeting will be held in a virtual meeting format only. To attend the virtual annual meeting, go to www.virtualshareholdermeeting.com/BFLY2022 shortly before the meeting time, and follow the instructions for downloading the webcast. You need not attend the annual meeting in order to vote.
2022 Proxy Statement	10

Householding of Annual Disclosure Documents
Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple Butterfly Network, Inc. stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
We will promptly deliver a separate copy of our Notice or, if applicable, our proxy materials to you if you write or call our Corporate Secretary at: Butterfly Network, Inc., 530 Old Whitfield Street, Guilford, Connecticut, 06437 or (203) 689-5650. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.
Description of the Business Combination Completed in February 2021
On February 12, 2021, Longview Acquisition Corp., a Delaware corporation (“Longview” and after the Business Combination described herein, the “Company”), consummated a business combination (the “Business Combination”) pursuant to the terms of the business combination agreement dated as of November 19, 2020 (the “Business Combination Agreement”) by and among Longview, Clay Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Butterfly Network, Inc., a Delaware corporation (“Legacy Butterfly”). In connection with the Business Combination, Longview changed its name to “Butterfly Network, Inc.” (“Butterfly”) and Legacy Butterfly changed its name to “BFLY Operations, Inc.” Following the consummation of the Business Combination (the “Closing”), the Company’s Class A common stock and warrants to purchase Class A common stock are listed on the New York Stock Exchange under the symbol “BFLY” and “BFLY WS”, respectively. As a result of the Business Combination, the business of Legacy Butterfly became our business. Unless the context requires otherwise, references in this proxy statement to the “Company,” “we,” “us,” and “our” refer to Butterfly Network, Inc. and its wholly-owned subsidiaries, including Legacy Butterfly.
2022 Proxy Statement	11

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock as of April 1, 2022 by:
•	each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;
•	each of the Company’s named executive officers and directors; and
•	all current executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and restricted stock units that vest within 60 days. Company stock issuable upon exercise of options and warrants currently exercisable within 60 days and restricted stock units that vest within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.
The beneficial ownership of Company common stock is based on 172,523,557 shares of the Company’s Class A common stock and 26,426,937 shares of the Company’s Class B common stock issued and outstanding as of April 1, 2022.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them.
Name and Address of Beneficial Owner	Number of shares of Class A Common Stock	%	Number of shares Class B Common stock	%	% of Total Voting Power**
Directors and Executive Officers:
Jonathan M. Rothberg, Ph.D.(1)(2)	10,011,285	5.8	26,426,937	100	76.8
Larry Robbins(1)(3)	17,330,506	9.8	—	—	1.8
Dawn Carfora(1)(4)	16,394	*	—	—	*
Elazer Edelman, M.D., Ph.D.(1)(5)	5,032	*	—	—	*
John Hammergren(1)(6)	124,484	*	—	—	*
Gianluca Pettiti(1)(7)	22,399	*	—	—	*
S. Louise Phanstiel(1)(8)	64,434	*	—	—	*
Erica Schwartz, MD, JD, MPH(1)	—	—	—	—	—
Todd M. Fruchterman, M.D., Ph.D.(1)(9)	757,398	*	—	—	*
Stephanie Fielding(1)(10)	202,295	*	—	—	*
Stacey Pugh(1)(11)	64,497	*	—	—	*
Darius Shahida(1)(12)	721,843	*	—	—	*
Andrei G. Stoica, Ph.D.(1)	—	—	—	—	—
Laurent Faracci(1)(13)	1,580,802	*	—	—	*

All Current Directors and Executive Officers of the Company as a Group (15 Individuals)(14)	29,991,082	16.7	26,426,937	100	78.7
Five Percent Holders:
Jonathan M. Rothberg, Ph.D.(1)(2)	10,011,285	5.8	26,426,937	100	76.8
Fosun Industrial Co., Limited(15)	10,716,630	6.2	—	—	1.5
Glenview Capital Management(3)	17,330,506	9.8	—	—	1.8
FMR LLC(16)	16,111,158	9.3	—	—	2.3
Blackrock, Inc.(17)	8,801,660	5.1	—	—	1.3
The Vanguard Group(18)	13,179,593	7.6	—	—	1.9
2022 Proxy Statement	12

*	Indicates beneficial ownership of less than 1%.
**
Percentage of total voting power represents voting power with respect to all outstanding shares of our Class A common stock and our Class B common stock as a single class. Each share of our Class B common stock is entitled to 20 votes per share and each share of our Class A common stock is entitled to one vote per share.

(1)	Unless otherwise indicated, the business address of each of these individuals is c/o Butterfly Network, Inc., 530 Old Whitfield Street, Guilford, CT 06437.
(2)
Consists of (i) 10,011,285 shares of the Company’s Class A common stock held by Dr. Rothberg, Dr. Rothberg’s spouse, 2012 JMR Trust Common, LLC and 1997 JMR Trust Common, LLC, and (ii) 26,426,937 shares of the Company’s Class B common stock held by 4C Holdings I, LLC, 4C Holdings II, LLC, 4C Holdings III, LLC, 4C Holdings IV, LLC and 4C Holdings V, LLC. Jonathan M. Rothberg, Ph.D., the Company’s Chairman, is the sole manager of each entity and therefore has voting and investment control over the shares.

(3)
Consists of (i) 7,115,437 shares of the Company’s Class A common stock held by Longview Investors LLC, (ii) 5,464,751 shares of the Company’s Class A common stock held by Glenview Capital Partners, L.P., Glenview Institutional Partners, L.P., Glenview Capital Master Fund, LTD., Glenview Capital Opportunity Fund, L.P. and Glenview Offshore Opportunity Master Fund, LTD. (the “Glenview Investment Funds”), (iii) 4,745,933 shares underlying private placement warrants that are exercisable within 60 days of April 1, 2022, and (iv) 4,385 shares of the Company’s Class A common stock held by Mr. Robbins. Mr. Robbins is the managing member of Longview Investors LLC. Mr. Robbins shares voting and dispositive power over the shares held by Longview Investors LLC and may be deemed to beneficially own such shares. The address of the principal business office for Mr. Robbins, Longview Investors LLC and the Glenview Investment Funds is 767 Fifth Avenue, 44th Floor, New York, New York 10153.

(4)	Consists of shares of the Company’s Class A common stock held by Ms. Carfora.
(5)	Consists of shares of the Company’s Class A common stock held by Dr. Edelman.
(6)
Consists of 120,099 shares of the Company’s Class A common stock held by Triumph Ventures LP and 4,385 shares of the Company’s Class A common stock held by Mr. Hammergren. Mr. Hammergren is the President of The Stoneyfield Group LLC, the General Partner of Triumph Ventures LP, and therefore has voting and investment control over the shares.

(7)	Consists of shares of the Company’s Class A common stock held by Mr. Pettiti.
(8)
Consists of 60,049 shares of the Company’s Class A common stock held by H.G. Phanstiel LP and 4,385 shares of the Company’s Class A common stock held by Ms. Phanstiel. Ms. Phanstiel is the Managing Member of H.G. Phanstiel LP, and therefore has voting and investment control over the shares.

(9)
Consists of 160,336 shares of the Company’s Class A common stock and options to purchase 597,062 shares of the Company’s Class A common stock exercisable within 60 days of April 1, 2022 held by Dr. Fruchterman.

(10)
Consists of 23,848 shares of the Company’s Class A common stock and options to purchase 178,447 shares of the Company’s Class A common stock exercisable within 60 days of April 1, 2022 held by Ms. Fielding.

(11)
Consists of options to purchase 35,793 shares of the Company’s Class A common stock and options to purchase 28,704 shares of the Company’s Class A common stock exercisable within 60 days of April 1, 2022 held by Ms. Pugh.

(12)
Consists of 242,764 shares of the Company’s Class A common stock and options to purchase 479,079 shares of the Company’s Class A common stock exercisable within 60 days of April 1, 2022 held by Mr. Shahida.

(13)	Consists of options to purchase 1,580,802 shares of the Company’s Class A common stock exercisable within 60 days of April 1, 2022 held by Mr. Faracci.
(14)
See footnotes 2 through 12. Also includes shares of Class A common stock beneficially owned by Mary Miller and John Martin, current executive officers who are not named executive officers: 22,259 shares of the Company’s Class A common stock and options to purchase 86,521 shares of the Company’s Class A common stock exercisable within 60 days of April 1, 2022 held by Ms. Miller; and 7,977 shares of the Company’s Class A common stock and options to purchase 553,758 shares of the Company’s Class A common stock exercisable within 60 days of April 1, 2022 held by Dr. Martin.

(15)
Consists of shares of the Company’s Class A common stock held by Fosun Industrial Co., Limited (“Fosun Industrial”). Fosun Industrial is a wholly-owned subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”). Fosun Pharma is a subsidiary of, and is beneficially held approximately 38.54% by, Shanghai Fosun High Technology (Group) Co. Ltd. (“Fosun High Technology”). Fosun High Technology is a wholly-owned subsidiary of Fosun International Limited (“Fosun International”), which is a subsidiary of, and is beneficially held approximately 71.40% by, Fosun Holdings Limited (“Fosun Holdings”). Fosun Holdings is a wholly-owned subsidiary of Fosun International Holdings Ltd. (“Fosun International Holdings”). Fosun International Holdings is beneficially held approximately 85.29% by Guo Guangchang and 14.71% by Wang Qunbin. Guo Guangchang controls Fosun International Holdings and could therefore be deemed the beneficial owner of the securities held by Fosun Industrial. The address of the principal business office for Fosun Pharma is No. 1289 Yishan Road (Building A, Fosun Technology Park), Shanghai 200233, People’s Republic of China. The address of the principal business office for Fosun Industrial is Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong.

(16)
Based on the Schedule 13G filed by FMR LLC on February 9, 2022, consists of shares of the Company’s Class A common stock beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies, as of December 31, 2021. FMR LLC, is a parent holding company. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly-owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The principal business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(17)
Based on the Schedule 13G filed by BlackRock, Inc. on February 4, 2022, consists of shares of the Company’s Class A common stock beneficially owned, or that may be deemed to be beneficially owned, by BlackRock, Inc. and certain of its subsidiaries as of December 31, 2021. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(18)
Based on the Schedule 13G filed by The Vanguard Group on February 9, 2022, consists of shares of the Company’s Class A common stock beneficially owned, or that may be deemed to be beneficially owned, by The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, as of December 31, 2021. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

2022 Proxy Statement	13

MANAGEMENT AND CORPORATE GOVERNANCE
Board of Directors and Management
The following table sets forth certain information concerning our executive officers and directors as of April 1, 2022:
Name	Age	Position
Executive Officers:
Todd M. Fruchterman, M.D., Ph.D.	52	President, Chief Executive Officer and Director
Stephanie Fielding(1)	40	Chief Financial Officer
John Martin	63	Chief Medical Officer
Mary Miller	48	General Counsel and Corporate Secretary
Stacey Pugh	49	Chief Commercial Officer
Troy Quander	51	Senior Vice President Regulatory & Quality
Andrei Stoica, Ph.D.	49	Chief Technology Officer
Darius Shahida	30	Chief Strategy Officer and Chief Business Development Officer
Non-Employee Directors:
Jonathan M. Rothberg, Ph.D.	58	Chairman of the Board
Larry Robbins	52	Director
Dawn Carfora	50	Director
Elazer Edelman, M.D., Ph.D.	65	Director
John Hammergren	63	Director
Gianluca Pettiti	43	Director
S. Louise Phanstiel	63	Director
Erica Schwartz, M.D., J.D., M.P.H.	50	Director
(1)	As previously reported, Ms. Fielding delivered her resignation as our Chief Financial Officer effective as of April 30, 2022.
Executive Officers
Todd M. Fruchterman, M.D., Ph.D. has served as our President and Chief Executive Officer and as a director of the Company since the Closing of the Business Combination in February 2021, and had served as President and Chief Executive Officer and as a director of Legacy Butterfly since February 2021. Prior to joining the Company, from November 2020 through January 2021, Dr. Fruchterman served as Group President, Reliability Solutions of Flex Ltd., where he oversaw health solutions and automotive and industrial business units. Before that, Dr. Fruchterman held several leadership roles of increasing responsibility at 3M Company, or 3M, most recently as President and General Manager, Medical Solutions, the largest division of the company, from May 2018 to September 2020. Dr. Fruchterman also served as President and General Manager, Critical & Chronic Care Solutions at 3M from August 2015 to May 2018, and as Senior Vice President R&D, Regulatory Affairs, Chief Technology Officer, and Chief Medical Officer at 3M from February 2011 to August 2015. Prior to joining 3M, Dr. Fruchterman was Executive Vice President, Chief Technology Officer and Chief Medical Officer at Kinetic Concepts, Inc. He previously held various positions at Johnson & Johnson, where he led worldwide biosurgical R&D for the Ethicon division; Schering-Plough, where he directed medical and strategic marketing for the hepatitis business; and Response Genetics, Inc., where he held the positions of President, Chief Executive Officer, and Chief Operating Officer. In addition, Dr. Fruchterman served as a member of the Board of Directors of the Advanced Medical Technology Association (AdvaMed) from October 2016 to September 2020. In 2018 and 2019, Dr. Fruchterman was also a core participant in the Innovation and Investment Summit at the U.S. Department of Health and Human Services. Dr. Fruchterman earned his M.D. from the University of Pennsylvania School of Medicine, his Ph.D. in physiology and biophysics from the University of Louisville, and his B.A. in biological basis of behavior from the University of Pennsylvania. Dr. Fruchterman’s qualifications to serve on our board of directors include his extensive leadership experience in the healthcare industry.
2022 Proxy Statement	14

Stephanie Fielding has served as our Chief Financial Officer since the Closing of the Business Combination in February 2021, where she is responsible for all aspects of our financial and accounting activities. Ms. Fielding previously served as Legacy Butterfly’s Chief Financial Officer from November 2021 to February 2021 and Senior Vice President of Finance from April 2020 to November 2020. Prior to joining the Company, Ms. Fielding spent over eight years at Amazon, serving from September 2019 to March 2020 as Director of Finance, Global Operations Customer Experience, where she led global finance teams in domains including customer service, customer facing delivery and reverse logistics offerings, and hardware development. Ms. Fielding also served as the Director of Finance and Analytics for Delivery Experience, from October 2017 to August 2019, as Senior Finance Manager of Delivery Finance and Analytics from June 2016 to September 2017, as Senior Manager of AWS Infrastructure FP&A from August 2014 to May 2016 and as Senior Manager of Marketing Finance for Europe. Before joining Amazon, Ms. Fielding worked in the power and energy sectors. She held several roles in the treasury and strategic marketing groups at UGI Corporation from 2009 to 2011, and was a buy-side analyst with responsibility for fixed income investments in power and energy at Delaware Investments from 2005 to 2007. Ms. Fielding received her M.B.A. from Columbia Business School and B.A. from Yale University and is a CFA® charterholder.
John Martin, M.D. has served as our Chief Medical Officer since November 2020 and previously served as the Chief Medical Officer of Legacy Butterfly and 4Catalyzer Corporation since April 2017. Prior to joining Legacy Butterfly and 4Catalyzer Corporation, Dr. Martin was at Medstar Health. Dr. Martin is also an Assistant Professor in the Division of Vascular Surgery at the University of Maryland. Dr. Martin completed a residency in general surgery and vascular surgery at Parkland Memorial Hospital in Dallas, Texas. He is board certified in vascular surgery and a Fellow of the America College of Surgeons. He served in the United States Air Force for seven years, first as a corpsman and then, after completing medical school and training, he returned as a Surgeon. He has held multiple positions throughout his career including Chief of Vascular Surgery and Director of Heart and Vascular Services at Anne Arundel Medical Center, President of Cardiology Associates, and Vice President of Physician Operations for MedStar Medical Group. He is founder and President of the Heart Health Foundation and the award-winning Dare to CARE Program. He is the author of multiple peer reviewed papers and book chapters, holds several patents and developed clinical software used across the country. An often-requested speaker, his most recent events include Wall Street Journal Live in Hong Kong and TedMed. Dr. Martin earned his M.D. from UT Southwestern Medical School, and his M.B.A. from the John Hopkins University Carey Business School.
Mary Miller has served as our General Counsel and Corporate Secretary since the Closing of the Business Combination in February 2021. She served as Legacy Butterfly’s General Counsel from December 2020 to February 2021. From December 2017 to December 2020, Ms. Miller was Chief Risk Officer and General Counsel at Columbia Care Inc., where she oversaw all legal, regulatory, and compliance aspects of the organization, including corporate governance, corporate finance, strategic transactions, contract negotiations, and intellectual property, litigation, and employment matters and managed all regulatory and compliance matters. Prior to that, from March 2017 to December 2017, Ms. Miller served as a Member at Outside GC LLC, where she provided startup, growth, and established companies with proactive legal risk management solutions, frequently serving as outside general counsel. Ms. Miller was the founder of mosaicHub, Inc. and served as its Chief Executive Officer from 2011 to June 2016. Prior to that, from 2010 to 2012, she served as General Counsel at General Catalyst Partners, and from 2007 to 2010, she served as Vice President, Associate General Counsel and Corporate Secretary at Fidelity Investments Inc. Ms. Miller began her career as a Corporate Associate at Ropes & Gray LLP. Ms. Miller received her B.A. in Political Science from Boston College and J.D. from Boston College Law School.
Stacey Pugh has served as our Chief Commercial Officer since March 2021. Ms. Pugh held leadership positions across sales, marketing, medical affairs, and business development during her 18 plus year career at medical device manufacturers Medtronic plc, Covidien Ltd. and Kinetic Concepts, Inc. Ms. Pugh joined us from Medtronic, where she served as SVP and President of Medtronic's Neurovascular business area from October 2020 to March 2021. In this role, she oversaw global development through commercialization and was responsible for P&L management and revenue growth. Ms. Pugh also served as Vice President and General Manager of Medtronic's Neurovascular business area from June 2016 to October 2020 and as Vice President, EMEA of Medtronic’s Neurovascular business area from February 2015 to May 2016. Prior to that, she spent nearly eight years in a variety of clinical development roles at Kinetic Concepts, and the early years of her career in critical care, trauma nursing and nursing education. Ms. Pugh received her B.S. in nursing from West Texas A&M University.
Troy Quander has served as our Senior Vice President of Regulatory and Quality since September 2021. Mr. Quander has over twenty-five years of Food and Drug Administration (“FDA”) and industry experience with a focus on Regulatory Affairs, Regulatory Compliance and Quality. Prior to joining the Company, from June 2019 to September 2021, Mr. Quander served as Vice President of Regulatory Affairs for Olympus, where he led overall strategy development, implementation and coordination of regulatory and quality activities. Before that, Mr. Quander held several leadership roles at Roche Diagnostics, a division of F. Hoffmann-La Roche AG, most recently as Vice President of Quality from June 2016 to January 2019. Mr. Quander also served as Vice President of Regulatory Affairs at Roche Diagnostics from February 2012 to June 2016. In addition, Mr. Quander has held leadership roles of increasing responsibilities at Becton Dickinson, OraSure Technologies, Johnson & Johnson and bioMerieux. Mr. Quander spent a portion of his career at the FDA’s Center for Biologics, where he performed submission reviews of in vitro diagnostics and conducted facility inspections. Mr. Quander received his B.A. in Biology from Lincoln University.
2022 Proxy Statement	15

Darius Shahida has served as our Chief Strategy Officer and Chief Business Development Officer since the Closing of the Business Combination in February 2021. Mr. Shahida previously served as Legacy Butterfly’s Chief Strategy Officer and Chief Business Development Officer from January 2020 to February 2021, where he led Legacy Butterfly’s financing, business development, global health, and strategic efforts. Mr. Shahida also served as Legacy Butterfly’s Head of Growth from August 2018 to January 2020, where he helped oversee the Series D preferred stock financing and subsequent commercial launch and global roll out of the Butterfly iQ, and he served as Legacy Butterfly’s Chief of Staff from January 2018 to August 2018. He also served as Chief Business and Chief Strategy Officer of 4Catalyzer Corporation, or 4Catalyzer, from January 2018 until he transitioned fully to Butterfly in November 2020. Before joining Legacy Butterfly and 4Catalyzer, Mr. Shahida served as Head of Trading of Birch Grove Capital LP from August 2015 to August 2017, where he was responsible for all trading and healthcare investing across credit, equities, convertibles, bank debt, and commodities as well as assisting with risk and portfolio management. Prior to that, Mr. Shahida served as Special Situations Analyst at Morgan Stanley & Co. LLC from August 2013 to August 2015. In that role, he was responsible for sourcing and structuring banking transactions and acted as Morgan Stanley’s specialist on Argentina during default proceedings. Mr. Shahida received his M.B.A. from Harvard Business School and B.S. from Duke University.
Andrei Stoica, Ph.D. has served as our Chief Technology Officer since July 2021. Dr. Stoica joined us from BioTelemetry, where he served as the Chief Technology Officer from April 2020 to July 2021. In this role, Dr. Stoica was responsible for hardware and software product development, product management, enterprise, product information technology and product manufacturing and distribution. Prior to his role at BioTelemetry, Dr. Stoica held several leadership roles of increasing responsibilities at IQVIA, from October 2006 to April 2020, with the last position as Senior Vice President, IT Systems Development. In this role, Dr. Stoica led the development of IQVIA’s data cloud platform. Dr. Stoica received his B.S. in Computer Science from Polytechnic University of Bucharest and M.S. in Computer Science from the University of South Carolina. Dr. Stoica holds a Ph.D. in Computer Science from the University of South Carolina.
Non-Employee Directors
Jonathan M. Rothberg, Ph.D. is the founder of Legacy Butterfly and served as the Chairman of our board of directors since the Closing of the Business Combination in February 2021. Dr. Rothberg served as the Chairman of Legacy Butterfly’s board of directors since March 2014. He previously served as Legacy Butterfly’s Chief Executive Officer from March 2014 to April 2020, and as Legacy Butterfly’s President from March 2014 to April 2014. Dr. Rothberg is a scientist and entrepreneur who was awarded the National Medal of Technology and Innovation, the nation’s highest honor for technological achievement, by President Obama for inventing and commercializing high-speed DNA sequencing. Dr. Rothberg is the founder of the 4Catalyzer medical technology incubator and the founder of its companies: Legacy Butterfly, AI Therapeutics, Inc. (formerly LAM Therapeutics, Inc.), Quantum-Si Incorporated (Nasdaq:QSI), Hyperfine, Inc. (Nasdaq:HYPR), including its wholly-owned subsidiaries Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) and Liminal Sciences, Inc., Tesseract Health, Inc., Detect, Inc. (formerly Homodeus Inc.) and 4Bionics LLC. These companies focus on using inflection points in medicine, such as deep learning, next-generation sequencing, and the silicon supply chain, to address global healthcare challenges. Dr. Rothberg serves as Interim Chief Executive Officer and Executive Chairman of the board of Quantum-Si Incorporated (Nasdaq:QSI) and Vice Chairman of Hyperfine, Inc. (Nasdaq:HYPR). Dr. Rothberg previously founded and served as Chairman, Chief Executive Officer, and Chief Technology Officer of Ion Torrent Systems, Inc. from 2007 to 2010, and founded and served as Chairman and Chief Executive Officer of RainDance Technologies, Inc. from 2004 to 2009. From 1999 to 2007, Dr. Rothberg co-founded and served as Chairman of ClarifI, Inc., and from 1999 to 2006, he founded and served as Chairman, Chief Executive Officer and Chief Technology Officer of 454 Life Sciences Corporation. With 454 Life Sciences, Dr. Rothberg brought to market the first new way to sequence genomes since Sanger and Gilbert won the Nobel Prize for their method in 1980. With 454’s technology, Dr. Rothberg sequenced the first individual human genome, and with Svante Paabo he initiated the first large-scale effort to sequence ancient DNA (The Neanderthal Genome Project). Prior to 454 Life Sciences, Dr. Rothberg founded and served as Chairman and Chief Executive Officer of CuraGen Corporation from 1993 to 2004. His contributions to the field of genome sequencing include the first non-bacterial cloning method (cloning by limited dilution) and the first massively parallel DNA sequencing method (parallel sequencing by synthesis on a single substrate), concepts that have formed the basis for all subsequent next generation sequencing technologies. Dr. Rothberg is an Ernst and Young Entrepreneur of the Year, is the recipient of The Wall Street Journal’s First Gold Medal for Innovation, SXSW Best in Show, Nature Methods First Method of the Year Award, the Connecticut Medal of Technology, the DGKL Biochemical Analysis Prize, and an Honorary Doctorate of Science from Mount Sinai. Dr. Rothberg is a member of the National Academy of Engineering, the Connecticut Academy of Science and Engineering, is a trustee of Carnegie Mellon University and an Adjunct Professor of Genetics at Yale University. Dr. Rothberg received his Ph.D., M.Phil., and M.S. in biology from Yale University and his B.S. in chemical engineering from Carnegie Mellon University. Dr. Rothberg’s qualifications to serve on our board of directors include his significant scientific, executive and board leadership experience in the technology industry, as well as his knowledge of our business as Legacy Butterfly’s founder and former Chief Executive Officer.
2022 Proxy Statement	16

Larry Robbins has served on our board of directors since February 2020. Mr. Robbins was Longview’s Chairman from its inception to February 2021. Mr. Robbins is the Founder, Portfolio Manager and CEO of Glenview. Prior to founding Glenview in 2000, Mr. Robbins spent six years as an analyst and partner at Omega Advisors on their U.S. equity long/short team. He joined Omega after three years at Gleacher & Company, a merger and acquisition advisory boutique in New York. Through their Robbins Family Foundation, Mr. Robbins and his wife Sarahmay are active supporters of education reform both in New York City and on a national level. He serves as Chairman of the Board for Together Education, and he is a Board Member for the Relay Graduate School of Education, Robin Hood Foundation and Zearn. In addition, Mr. Robbins is the Senior Chair of the Wall Street Division of the UJA-Federation. Mr. Robbins graduated with honors from the Wharton School and Moore School of the University of Pennsylvania in 1992, where he received his Bachelors of Science in Economics and Engineering, with majors in accounting, finance, marketing, and systems engineering. Mr. Robbins qualifications to serve on our board of directors include his significant investment experience.
Dawn Carfora has served on our board of directors since the Closing of the Business Combination in February 2021. Ms. Carfora currently serves as Vice President, Business Planning and Operations, Global Business Group of Meta Platforms, Inc. (formerly Facebook, Inc.), or Meta, since September 2019. Prior to that, Ms. Carfora held a variety of senior leadership roles at Meta, including as Director, GMS Operations (Global Sales Operations) from October 2017 to September 2019 and as Director, Sales Operations, North America from March 2014 to October 2017. Ms. Carfora previously served as Chief Financial Officer of MagPlus Inc. from November 2013 to March 2014, as Senior Vice President, Operations at PDR Network, LLC, or PDR, from June 2013 to November 2013, as Chief Financial Officer at PDR from September 2009 to June 2013, and as Senior Director, Sales Operations at PDR from May 2007 to September 2009. Before joining PDR, Ms. Carfora served as Vice President, General Manager at MediZine Inc. from April 2005 to May 2007, as Director of Finance and Operations of Primedia Inc. from 1999 to 2003, as Manager, Financial Planning & Analysis of Twentieth Century Fox Home Entertainment, Inc. in 1999, as Experienced Senior, Internal Audit Services at Ernst & Young LLP in 1998, and as Manager, Finance at Bertelsmann SE & Co. from 1993 to 1997. Ms. Carfora received her B.S. in business administration, finance from Rider University. Ms. Carfora’s qualifications to serve on our board of directors include her extensive experience in management, business planning and operations.
Elazer Edelman, M.D., Ph.D. has served on our board of directors since March 2021. Dr. Edelman has served as the Edward J. Poitras Professor in Medical Engineering and Science at the Massachusetts Institute of Technology which he joined in 1993, Professor of Medicine at Harvard Medical School which he joined in 1989, and Senior Attending Physician in the coronary care unit at the Brigham and Women’s Hospital in Boston with which he has been associated since 1984. He and his laboratory have pioneered basic findings in vascular biology and the development and assessment of biotechnology. Dr. Edelman has directed the Massachusetts Institute of Technology’s Institute for Medical Engineering and Science and Clinical Research Center as well as the Harvard-MIT Biomedical Engineering Center, all dedicated to applying the rigors of the physical sciences to elucidate fundamental biologic processes and mechanisms of disease. He is the founder and has served on the board of director of Autus Valve Technologies, Inc. since 2019, BioDevek, Inc. since 2015, and PanTher Therapeutics, LLC since 2014. Dr. Edelman completed internal medicine training and clinical fellowship in Cardiovascular Medicine at the Brigham and Women’s Hospital and a research fellowship at the Department of Pathology at Harvard Medical School. Dr. Edelman received his M.D. from Harvard Medical School and his Ph.D. in Medical Engineering and Medical Physics, M.S. in Electrical Engineering and Computer Science, and B.S. in Bioelectrical Engineering and Applied Biology from the Massachusetts Institute of Technology. Dr. Edelman’s qualifications to serve on our board of directors include his medical and biomedical engineering background and his extensive scientific advisory experience and co-founding of a number of technology companies.
John Hammergren has served on our board of directors since the Closing of the Business Combination in February 2021. Mr. Hammergren served as Chairman of the Board of Directors of McKesson Corporation, or McKesson, from July 2002 to April 2019, and as President and Chief Executive Officer of McKesson from April 2001 to April 2019. Mr. Hammergren joined McKesson in 1996 and held a number of management positions before becoming President and Chief Executive Officer and had been a director since 1999. Mr. Hammergren also served as the Chairman of the Supervisory Board of McKesson Europe, formerly known as Celesio AG, from March 2014 to August 2018. Mr. Hammergren also served as the Chairman of Change Healthcare, from March 2017 to March 2020. Additionally, Mr. Hammergren is currently a member of the Board of Trustees for the Center for Strategic & International Studies. Mr. Hammergren received his M.B.A. from Xavier University, Ohio and his B.A. in business administration and management from the University of Minnesota, Minneapolis. Mr. Hammergren’s qualifications to serve on our board of directors include his nearly 40 years of work experience in various aspects of the supply, pharmaceutical, device, software, products and service requirements directly supporting the health care industry’s care delivery objectives in the U.S. and global marketplace.
Gianluca Pettiti has served on our board of directors since the Closing of the Business Combination in February 2021. Mr. Pettiti has served as Executive Vice President of Thermo Fisher Scientific Inc., or Thermo Fisher, since January 2022. Previously, Mr. Pettiti was Senior Vice President and President, Specialty Diagnostics of Thermo Fisher since October 2019. Prior to that, Mr. Pettiti held a variety of other senior leadership roles at Thermo Fisher, including as President, Biosciences from January 2018 to September 2019, as President, China from January 2015 to December 2017, as President, Greater China Life Technologies from April 2013 to December 2014, as Vice President and Chief Executive Officer, Latin America Life Technologies from March 2010 to March 2013, as Director Finance, EMEA Life Technologies from January 2009 to March 2010, and as Senior Manager, Financial Planning & Analysis - EMEA from February 2006 to December 2008. Prior to joining Thermo Fisher, Mr. Pettiti served
2022 Proxy Statement	17

as FP&A Manager of GE Money Bank GmbH. Mr. Pettiti served as a member of the Global Future Council on Health and Healthcare of the World Economic Forum from February 2016 to January 2019 and as a member of the Enactus China Board of Directors from January 2015 to December 2017. Mr. Pettiti earned his Master of Science in Engineering, Engineering Industrial Management, from Politecnico di Torino. Mr. Pettiti’s qualifications to serve on our board of directors include his extensive leadership experience in the life sciences and diagnostics industry.
S. Louise Phanstiel has served on our board of directors since the Closing of the Business Combination in February 2021. Ms. Phanstiel serves as Chair of the Board of Directors of Myriad Genetics, Inc., or Myriad, since March 2020 and has been a Director of Myriad since September 2009. Ms. Phanstiel previously held several executive positions at Anthem, Inc., formerly WellPoint, Inc., from 1996 to 2007. Ms. Phanstiel was President, Specialty Products, which included behavioral health services; Senior Vice President, Chief of Staff and Corporate Planning in the Office of the Chairman; and Chief Accounting Officer, Controller and Chief Financial Officer for all WellPoint, Inc. subsidiaries. Previously, Ms. Phanstiel was a partner at the international services firm PricewaterhouseCoopers, LLP, formerly Coopers & Lybrand, LLP, where she specialized in insurance. Ms. Phanstiel’s life science experience includes having previously served on the Board of Directors and Chair of the Audit Committees at publicly traded companies, Inveresk Research Group, Inc. and Verastem Oncology. Ms. Phanstiel received her B.A. in accounting from Golden Gate University and is a Certified Public Accountant. Ms. Phanstiel’s qualifications to serve on our board of directors include her significant experience in the healthcare industry, her extensive knowledge of financial accounting, internal control and public company reporting, and her experience serving on the board of directors of other publicly traded companies.
Erica Schwartz, M.D., J.D., M.P.H. has served on our board of directors since September 2021. Dr. Schwartz has served as President of Insurance Solutions at United Healthcare since October 2021. Previously, Dr. Schwartz served as the Deputy Surgeon General for the U.S. Department of Health and Human Services from March 2019 to April 2021, where she led the country’s public health deployment in response to the COVID-19 pandemic. Prior to her role as the Deputy Surgeon General, Dr. Schwartz spent 24 years in the uniformed service, during which time she was promoted through the ranks to Rear Admiral of the U.S. Coast Guard, where she served as the Chief Medical Officer and Director of Health, Safety, and Work Life from 2015 to 2019. Previously, Dr. Schwartz served as the U.S. Coast Guard’s Chief of Health Services from 2013 to 2015 and Preventive Medicine Chief from 2005 to 2013. Dr. Schwartz has served on the board of directors of Aveanna Healthcare Holdings Inc., a provider of a broad range of pediatric and adult healthcare services, since May 2021. Dr. Schwartz is trained and board certified in Preventive Medicine. She received a Bachelor of Science degree in Biomedical Engineering from Brown University, an Medical Doctorate from Brown University School of Medicine, a Master of Public Health degree with a dual concentration in health services administration and occupational and environmental medicine from the Uniformed Services University of the Health Sciences, and a Juris Doctorate from the University of Maryland School of Law. Dr. Schwartz’s qualifications to serve on our board of directors include her extensive leadership experience in healthcare and her background in medicine, biomedical engineering and law.
There are no family relationships between or among any of our directors or executive officers.
Role of Board in Risk Oversight
The board of directors have extensive involvement in the oversight of risk management related to the Company and its business and accomplishes this oversight through the regular reporting to the board of directors by the audit committee. The audit committee periodically reviews the Company’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the board of directors areas of risk and the appropriate mitigating factors. In addition, the board of directors receives periodic detailed operating performance reviews from management.
Controlled Company Exemption
Jonathan M. Rothberg, Ph.D. beneficially owns a majority of the voting power of all outstanding shares of the Company’s common stock. As a result, we are a “controlled company” within the meaning of the NYSE’s corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that its board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. As a result, we may utilize one or more of these exemptions, and you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. For example, our nominating and corporate governance committee is not currently composed entirely of independent directors.
2022 Proxy Statement	18

If we cease to be a “controlled company” and our shares continue to be listed on the NYSE, we will be required to comply with these standards and, depending on the board’s independence determination with respect to its then-current directors, we may be required to add additional directors to our board in order to achieve such compliance within the applicable transition periods.
Composition of the Board of Directors
Our business and affairs are managed under the direction of our board of directors. Our board of directors is declassified, and the directors are elected annually.
Independence of the Board of Directors
NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors. As a controlled company, we are largely exempt from such requirements. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, we have determined that Larry Robbins, Dawn Carfora, Elazer Edelman, M.D., Ph.D., John Hammergren, Gianluca Pettiti, S. Louise Phanstiel and Erica Schwartz, M.D., J.D., M.P.H., representing seven of the Company’s directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.
Board Committees
The standing committees of the board of directors consist of an audit committee, a compensation committee, a nominating and corporate governance committee and a technology committee. The board of directors may from time to time establish other committees.
Our chief executive officer and other executive officers regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of the board of directors will provide appropriate risk oversight of our activities given the controlling interests held by Jonathan M. Rothberg, Ph.D.
Meeting Attendance. During the fiscal year ended December 31, 2021, which includes both the periods prior to and following the Business Combination, there were five meetings of our board of directors, and the various committees of the board of directors met a total of fourteen times. No director attended fewer than 75% of the total number of meetings of the board of directors and of committees of the board of directors on which such director served during the fiscal year ended December 31, 2021. The board of directors has adopted a policy under which each member of the board of directors makes every effort to but is not required to attend each annual meeting of our stockholders.
Audit Committee
Our audit committee met six times during the fiscal year ended December 31, 2021. Our audit committee consists of S. Louise Phanstiel, who serves as the chairperson, Gianluca Pettiti and John Hammergren. Each member of the audit committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 under the Exchange Act. The board of directors has determined that Ms. Phanstiel qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the NYSE.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist the board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm.
The board of directors has adopted a written charter for the audit committee, which is available on the Company’s website at www.butterflynetwork.com under About Us - Investors - Governance - Corporate Governance.
2022 Proxy Statement	19

Compensation Committee
Our compensation committee met six times during the fiscal year ended December 31, 2021. Our compensation committee consists of Gianluca Pettiti, who serves as the chairperson, Dawn Carfora, S. Louise Phanstiel and Larry Robbins.
The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans, (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC, and (4) overseeing matters relating to human capital management, including diversity and inclusion and internal pay equity.
Each year, typically during the first calendar quarter, we evaluate each executive officer’s performance for the prior year. In connection with the annual review cycle, Dr. Fruchterman, our President and Chief Executive Officer, meets with our executive officers to discuss our accomplishments and the individual’s performance and contributions during the prior year. Dr. Fruchterman also evaluates company performance against corporate goals. This process leads to a recommendation by Dr. Fruchterman to the compensation committee with respect to each executive officer, other than himself, as to:
•	the achievement of corporate goals and individual performance;
•	the level of contributions made to the general management and leadership of the Company;
•	the appropriateness of salary increases;
•	the amount of bonuses to be paid, if any; and
•	whether or not stock option, restricted stock unit and/or other equity awards should be made.
These recommendations are reviewed and taken into account by the compensation committee, together with the compensation committee’s evaluation of Dr. Fruchterman’s performance and contributions. The compensation committee then approves the compensation of our executive officers other than our President and Chief Executive Officer, and makes a recommendation regarding the compensation of our President and Chief Executive Officer to the full board of directors, which then approves the compensation of our President and Chief Executive Officer. Dr. Fruchterman, our President and Chief Executive Officer and a director, is not present when the board of directors discusses and makes decisions about his compensation. The compensation committee grants stock options, restricted stock units and/or other equity awards to our executive officers.
The compensation committee may engage compensation consultants to evaluate executive compensation, discuss general compensation trends, provide competitive market practice data, and assist in the design and implementation of certain elements of the executive compensation program.
Following the Business Combination, our compensation committee engaged Aon, as its independent compensation consultant. For 2022, our compensation committee engaged FW Cook as its independent compensation consultant. FW Cook reports directly to the compensation committee, and the compensation committee has the sole authority to hire, fire and direct the work of FW Cook. As part of its engagement, FW Cook was requested by the compensation committee to update our comparative peer group and perform an analysis of executive compensation as relates to base salary, target annual cash incentives and long-term equity incentives. FW Cook provided recommendations for public company executive compensation, based on its review of proxy statement data, survey data, current industry trends, existing employment arrangements, appropriate dilution and overhang and other factors specifically related to us, increases to the level of base salary of certain executive officers, setting target bonus opportunities for the annual performance-based cash incentive plan, and equity awards to certain executive officers. The board of directors and compensation committee considered these recommendations, along with the Company’s and the individual’s overall performance and the unique circumstances associated with any individual executive, in determining these compensation changes, which were made to ensure better alignment with market data and in consideration of internal pay equity.
Although our board of directors and compensation committee consider the advice and recommendations of Aon, FW Cook or any other independent compensation consultant that our compensation committee may engage as to our executive or director compensation, our board of directors and compensation committee ultimately make their own decisions about these matters.
Aon and FW Cook did not provide any services to us or our compensation committee other than as described above in connection with our executive and director compensation for 2021, although we may engage Aon, FW Cook or another consultant to provide services for us in connection with executive and director compensation in the future. The compensation committee has assessed the independence of Aon and FW Cook pursuant to SEC rules and concluded that the work of Aon and FW Cook for the compensation committee does not raise any conflict of interest.
The board of directors has adopted a written charter for the compensation committee, which is available on the Company’s website at www.butterflynetwork.com under About Us - Investors - Governance - Corporate Governance.
2022 Proxy Statement	20

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee met two times during the fiscal year ended December 31, 2021. Our nominating and corporate governance committee consists of Jonathan M. Rothberg, Ph.D., who serves as the chairperson, John Hammergren, Larry Robbins and Erica Schwartz, M.D., J.D., M.P.H. The purpose of the nominating and corporate governance committee is to assist the board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders, (3) identifying board of directors members qualified to fill vacancies on any board of directors committee and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to the Company, (5) overseeing the evaluation of the board of directors and management and (6) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.
Generally, our nominating and corporate governance committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the nominating and corporate governance committee will evaluate a candidate’s qualifications in accordance with our Corporate Governance Guidelines. Threshold criteria include: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication and conflicts of interest. Our nominating and corporate governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating and corporate governance committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.
If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. Any such recommendation should be made in writing to the nominating and corporate governance committee, care of our Corporate Secretary at our principal executive office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:
•	all information relating to such person that would be required to be disclosed in a proxy statement;
•	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;
•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and
•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.
The recommendation must also be accompanied by the following information concerning the proposed nominee:
•	certain biographical information concerning the proposed nominee;
•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;
•	certain information about any other security holder of the Company who supports the proposed nominee;
•	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and
•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our bylaws.
The board of directors has adopted a written charter for the nominating and corporate governance committee, which is available on the Company’s website at www.butterflynetwork.com under About Us - Investors - Governance - Corporate Governance.
2022 Proxy Statement	21

Technology Committee
Our technology committee was formed in September 2021 and did not meet during the fiscal year ended December 31, 2021. Our technology committee consists of Elazer Edelman, M.D., Ph.D., who serves as the chairperson, Jonathan M. Rothberg, Ph.D., and Erica Schwartz, MD, JD, MPH. The purpose of the technology committee is to oversee science and technology matters of the Company.
The board of directors have adopted a written charter for the technology committee, which is available on the Company’s website at www.butterflynetwork.com under About Us - Investors - Governance - Corporate Governance.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, meetings of non-management directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, and evaluation of our chief executive officer management succession planning. A copy of our corporate governance guidelines is posted on our website at www.butterflynetwork.com under About Us - Investors - Governance - Corporate Governance.
Compensation Committee Interlocks and Insider Participation
Our compensation committee has four members, Gianluca Pettiti, who serves as the chairperson, Dawn Carfora, S. Louise Phanstiel and Larry Robbins. In 2021, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee. There are no family relationships between or among the members of our board of directors or executive officers. Certain related party transactions involving Mr. Pettiti, Ms. Carfora, Ms. Phanstiel and Mr. Robbins are discussed in the section of this proxy statement entitled, “Certain Relationships and Related Person Transactions.”
Board Leadership Structure and Role on Risk Oversight
The positions of our chairman of the board and chief executive officer are separate. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental roles of setting a company’s overall strategy and providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. In addition, Mr. Robbins currently serves as the lead independent director of the board. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.
Although our bylaws do not require the chairman and chief executive officer positions to be separate, our board of directors believes that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance. Our board of directors believes that this structure is enhanced by the independent leadership provided by our lead independent director.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Our board of directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. As part of its oversight, our board of directors receives reports by each committee chair regarding the committee’s considerations and actions. In particular, the audit committee is responsible for discussing the adequacy of our risk management activities with management and our independent registered public accounting firm. The audit committee’s primary emphasis is financial risk, including our internal control over financial reporting, and it also oversees our management of exposure to certain financial risks through its periodic review of our investment policy and the allocation of our investment portfolio. In addition, the compensation committee is responsible for considering whether our compensation programs and practices are reasonably likely to have a material adverse effect on us.
2022 Proxy Statement	22

At each of its meetings, the board of directors receives business updates from various members of management. These updates may identify matters that have emerged within that member of management’s scope of responsibility that involve operational, financial, legal or regulatory risks and, in these cases, the board of directors provides guidance to management. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.
Stockholder Communications to the Board of Directors
Generally, stockholders and other constituents who have questions or concerns should contact our Investor Relations group at (203) 689-5650 or investors@butterflynetwork.com. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the Chairman of the board of directors at Butterfly Network, Inc., 530 Old Whitfield Street, Guilford, Connecticut 06437. Communications will be distributed to the board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as: junk mail and mass mailings; resumes and other forms of job inquiries; surveys; and solicitations or advertisements. In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.
2022 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (CD&A) discusses our compensation policies and determinations that apply to our named executive officers. When we refer to our named executive officers, or NEOs, we are referring to the following individuals whose 2021 compensation is set forth below in the Summary Compensation Table and subsequent compensation tables.
Name	Position
Todd M. Fruchterman, M.D., Ph.D.	President, Chief Executive Officer and Director
Stephanie Fielding	Chief Financial Officer
Stacey Pugh	Chief Commercial Officer
Darius Shahida	Chief Strategy Officer and Chief Business Development Officer
Andrei Stoica, Ph.D.	Chief Technology Officer
Laurent Faracci	Former Chief Executive Officer
While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly across our executive ranks.
2022 Proxy Statement	24

Executive Summary
2021 Business Highlights
On February 12, 2021, we completed the business combination with Longview Acquisition Corp. and became a public company.
We are an innovative digital health business transforming care with hand-held, whole-body ultrasound. Powered by our proprietary Ultrasound-on-Chip™ technology, our solution enables the acquisition of imaging information from an affordable, powerful device that fits in a healthcare professional’s pocket with a unique combination of cloud-connected software and hardware technology that is easily accessed through a mobile app. Butterfly enables the practical application of ultrasound information into the clinical workflow.
We market and sell the Butterfly system, which includes probes and related accessories and software subscriptions, to healthcare systems, physicians and healthcare providers through a direct sales force, distributors, strategic partners and our eCommerce channel.
We employ 463 employees as of December 31, 2021 and sell our products in approximately 30 countries through our sales force and independent distributors and directly to physicians through our eCommerce channel.
2021 Financial and Business Performance Highlights
•	Annual revenue of $62.6 million, growing 35% from $46.3 million in 2020.
•	Gross margin was 27.3% and Adjusted gross margin was 50.5%.
•	Gross profit was $17.1 million and Adjusted gross profit was $31.6 million.
•	Net loss was $32.4 million and Adjusted EBITDA was a loss of $121.8 million.
•
Strengthened talent foundations of the company with key appointments to the executive management team and the Board of Directors and initiated an evolution of the company’s business strategy and business model.

•
Announced an exclusive partnership with Caption Health the only FDA-cleared AI-guided ultrasound software to develop an integrated solution with Butterfly to enhance cardiac assessment and improve the ease of image capture and image interpretation in a variety of care settings.

•	Received a Class III Medical Device License in Canada for Butterfly iQ+.
•	Expanded the Company’s commercial reach:
> Announced international distributor partnerships in Hong Kong, Chile, Pakistan, Middle East, North Africa, Turkey and India.
> Created a veterinary sales team and launched iQ+ Vet Ultrasound in the United States and internationally, expanding Butterfly’s vet presence into new territories through both internal personnel and distribution partners.
> In 2021, Temple University, Lewis Katz School of Medicine distributed Butterfly iQ+ to all of their first- and second-year medical students.
Please refer to pages 73 through 75 in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures” in Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 28, 2022 for a description and reconciliation of non-GAAP financial measures relative to reported GAAP financial measures.
2022 Proxy Statement	25

Key 2021 Compensation Actions
The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Compensation Committee during 2021 are set forth below:
Compensation Component	Link to Business and Talent Strategies	2021 Compensation Actions
Base Salary
•  Competitive base salaries help attract and retain executive talent.
• Fixed cash compensation recognizes factors such as individual contribution, tenure, and scope.
• Reviewed annually and adjusted as appropriate.
• Determined market-competitive salary rates for executive team that promoted retention and provide a fixed level of compensation.
Annual Incentive Compensation	• Focus executives on achieving annually established financial and strategic targets that are key indicators of ongoing operational performance and support our business strategy.	• Annual cash incentive awards were earned at target at 100%, reflecting Committee assessment of financial, operational, and strategic performance.
Long-Term Incentive Compensation
• Incentivize and reward long-term gains in shareholder value, with vesting terms up to four years to ensure retention while rewarding executives for past performance and future potential growth.
• Encourages executive ownership and alignment with external shareholders.
• Executives awarded a combination of stock options, restricted stock units, and performance-based awards based on employment agreements/offer letters and competitive market conditions.
Our Executive Compensation Philosophy
The Company requires top talent with a wide range of skills, experience, and leadership qualities to lead the organization in support of our mission to democratize healthcare and to make medical imaging accessible to everyone around the world by using our proprietary technology. In order to attract and retain the talent required to fulfill our mission, accelerate growth, and promote stockholder value, the Compensation Committee’s goal is to implement an executive compensation program that is built upon the following objectives:
•
Attracting and Retaining the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance-driven mindset, while supporting sound compensation principles in alignment sound corporate governance practices.

•
Pay for Performance. A material portion of an executive’s target compensation should be at-risk and directly aligned with Company performance, with short-term (annual performance-based bonus) and long-term (equity awards) incentive programs that appropriately balance incentives for short- and long-term performance. In consideration of the early stage of the company and the need of building scale and infrastructure to serve the large addressable opportunity, the performance assessment has taken into consideration short-term targets as well as business development milestones, required to set up the Company for sustained and accelerated future growth.

•
Alignment with Stockholder Interests. Our executives’ interests should be aligned with stockholder interests, furthered through the encouragement of equity ownership through our annual long-term incentive (“LTI”) program.

How We Determine Executive Compensation
Oversight Responsibilities for Executive Compensation
The table below summarizes the key oversight responsibilities for executive compensation.
Compensation Committee
• Establishes executive compensation philosophy
• Approves incentive compensation programs and performance goals for the annual bonus plan
• Approves all compensation actions for the named executive officers and other members of senior management, other than the CEO
• Recommends CEO compensation to the Board

All Independent Board Members	• Assess performance of the CEO and approves his compensation
CEO and Management
• Management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the CEO, and provides these recommendations to the Compensation Committee, which makes the final determination
• Responsible for the administration of the compensation programs once Compensation Committee decisions are finalized
• CEO is not involved in any decision as to his own compensation

2022 Proxy Statement	26

Use of Market Data
When establishing the newly-hired NEO’s target total direct compensation opportunity for 2021, the Compensation Committee considered the competitive market for comparable executives and compensation opportunities provided by comparable companies. Market comparison information for the NEOs was sourced from publicly available peer group information, as well as industry-specific survey data provided by Aon Plc, our independent compensation consultant for 2021. Both data sources served as important reference points in assessing the competitiveness of base salary, incentive targets, and total direct compensation, as well as on overall market design practices. Overall, the Compensation Committee targeted the midpoint of the market for the newly-hired NEOs.
Our 2021 peer group is composed of a set of 15 medical device/diagnostic and software companies, which was recommended to the Compensation Committee by Aon. Based on data compiled by Aon at the time of the peer group review, our revenues and market capitalization were at the 50th and 28th percentiles, respectively, in relation to the 2021 peer group.
2021 Compensation Peer Group
Adaptive Biotechnologies	Invitae	Outset Medical
Asana	iRhythm Technologies	Quanterix
AtriCure	JFrog	ShockWave Medical
Berkeley Lights	NanoString Technologies	Silk Road Medical
Inari Medical	Nevro	Twist Bioscience
For 2022, the Compensation Committee reviewed the existing compensation peer group in consultation with our newly retained independent compensation consultant, FW Cook, for continued financial and business fit. The table below reflects the 18-company 2022 Compensation Peer Group utilized to inform compensation decisions for the NEOs in fiscal 2022. Based on data compiled by FW Cook at the time of the peer group review, our revenues and market capitalization were at the 29th and 14th percentiles, respectively, in relation to the 2022 peer group.
2022 Compensation Peer Group
Adaptive Biotechnologies	Inogen	Outset Medical
AtriCure	Invitae	Pulmonx
Axonics	iRhythm Technologies	Quanterix
Berkeley Lights	JFrog	ShockWave Medical
Health Catalyst	NanoString Technologies	Silk Road Medical
Inari Medical	Nevro	Twist Bioscience
2021 Named Executive Officer Compensation
Base Salary
Base salaries are a fixed amount paid to each executive for performing his or her normal duties and responsibilities. We determine the amount based on the executive’s overall performance, level of responsibility, and comparison to market data. Based on these criteria, our named executive officers had the following annual base salaries for 2021:
Name	2021 Base Salary
Todd M. Fruchterman, M.D., Ph.D.	$750,000
Stephanie Fielding	$400,000
Stacey Pugh	$480,000
Darius Shahida	$400,000
Andrei Stoica, Ph.D.	$440,000
Laurent Faracci	$600,000
2022 Proxy Statement	27

Annual Bonus Plan
Our annual bonus plan for 2021 is a cash program that rewards employees for achieving critical business and financial goals that are key indicators of ongoing operational performance and support our ongoing business strategy. The Compensation Committee reviews our target annual bonus opportunities each year to ensure they are competitive. The target annual incentive opportunity as a percent of annual base salary for each of our NEOs in 2021 was as follows:
Name	2021 Target Bonus (% of Base Salary)	2021 Target Bonus ($)
Todd M. Fruchterman, M.D., Ph.D.	100%	$750,000
Stephanie Fielding	50%	$200,000
Stacey Pugh	70%	$336,000
Darius Shahida	50%	$200,000
Andrei Stoica, Ph.D.	50%	$220,000
Laurent Faracci	100%	$600,000
The Compensation Committee undertook a rigorous and holistic review of performance when determining final bonus payouts for the NEOs. Considerations included the desire to retain the current management team amid the Company’s recent Business Combination and a volatile business and macroeconomic environment, as well as reward management’s significant efforts in 2021, including:
•	35% year-over-year annual revenue growth driven by increase in product and software subscription sales.
•	Better than expected Adjusted EBITDA at $(121.8) million.
•
Significant investment to build a foundation in the leadership of Butterfly to accelerate growth and realize our long-term vision of improving clinical care across a range of geographies, applications and care settings.

•
Pivoting the company's strategy, innovation and commercial organizations to address clinical behavior change at health systems, medical education institutions, as well as the international and the veterinary market.

•	Efficient supply chain management despite significant headwinds posed by COVID-19.
•	Ensuring the health and safety of Company employees.
Based on the review process outlined above, the Compensation Committee determined to award the NEOs 100% of their annual target bonuses, with the exceptions noted below. The annual bonuses are prorated for the NEOs who began employment during 2021.
Name	Target Bonus Opportunity	Annual Cash Incentive Earned	% of Target
Todd M. Fruchterman, M.D., Ph.D.	100%	$684,247(1)	100%
Stephanie Fielding	50%	$150,000(2)	75%
Stacey Pugh	70%	$267,879(3)	100%
Darius Shahida	50%	$200,000	100%
Andrei Stoica, Ph.D.	50%	$99,452(4)	100%
Laurent Faracci	100%	N/A	N/A
(1)	Dr. Fruchterman commenced employment with us on February 1, 2021.
(2)
On January 31, 2022, Ms. Fielding delivered her resignation as Chief Financial Officer effective as of April 30, 2022. As described further below, pursuant to Ms. Fielding’s separation agreement, we will pay Ms. Fielding an annual bonus equal to $150,000 for the year ended December 31, 2021.

(3)	Ms. Pugh commenced employment with us on March 15, 2021.
(4)	Dr. Stoica commenced employment with us on July 19, 2021.
2022 Proxy Statement	28

Equity Incentive Program
Our 2021 LTI program consisted of stock options, restricted stock units (“RSUs”) and performance stock units (“PSUs”):
Award Type	Description / Objective
Stock Options	• Vest over a four-year period from the grant date • Realized value strongly linked to share price appreciation following grant date
Restricted Stock Units
• RSUs awarded to Dr. Fruchterman and Ms. Pugh vest in four equal, annual installments; RSUs awarded to Dr. Stoica vest 25% on the first anniversary of the grant date and quarterly over the subsequent three-year period thereafter
• Realized value linked to share price while maintaining retentive glue during times of volatility

Performance Stock Units
• Awarded to select executives to further incentivize performance
• Compensation Committee retains sole discretion to determine final payout
• May be earned from 0% - 200% of target units awarded based on revenue and in consideration of strategic and business progress
• 66% (Fruchterman)/50% (Pugh) of earned units vest on the second anniversary of the grant date, with the balance vesting on a quarterly basis over the subsequent year

The table below summarizes equity awards (both units awarded, grant date fair value, and intrinsic value as of December 31, 2021 at a $6.69 share price) made to our named executive officers in 2021, reflecting a combination of annual LTI program awards (awarded in February 2021), additional retention grants (awarded in July 2021), and new-hire grants awarded to executives as part of their employment agreements or offer letters:
	2021 Equity Awards at Grant Date						Total Value	Intrinsic Value at 12/31/2021
	Stock Options		Restricted Stock Units		Performance Stock Units
Name	#	Value	#	Value	#	Value
Todd M. Fruchterman, M.D., Ph.D.	1,744,442	$12,586,305	1,038,300	$15,875,607	92,147	$1,149,995	$29,611,906	$7,562,690
Stephanie Fielding	0	$0	0	$0	0	$0	$0	—
Stacey Pugh	91,853	$568,826	207,660	$4,585,133	46,074	$575,004	$5,728,962	$1,697,480
Darius Shahida	0	$0	0	$0	0	$0	$0	—
Andrei Stoica, Ph.D.	121,771	$662,844	61,798	$660,003	0	$0	$1,322,847	$413,368
Laurent Faracci	0	$0	0	$0	0	$0	$0	—
Ms. Fielding and Mr. Shahida did not receive equity awards in 2021 in recognition of significant awards made to the two executives in December 2020 in connection with the Business Combination agreement. We note that the February 2021 awards (e.g., 92% of the CEO’s total grant date fair value) were granted prior to the completion of the Business Combination at the date of hiring and partially in consideration of the significant amount of equity forfeited. Further detail on 2021 awards can be found in “Grants of Plan-Based Awards” below.
Equity Incentive Plans
Our 2012 Employee, Director and Consultant Equity Incentive Plan, as amended (the “2012 Plan”), was in place for many years prior to the Business Combination and was amended in January 2020. Pursuant to the Business Combination, all outstanding awards under the 2012 Plan remain subject to the terms and conditions of such plan and the number of shares issued thereunder and the exercise prices were equitably adjusted based on the exchange ratio in connection with the Business Combination. We may not issue new awards under such plan. In connection with the Business Combination, we adopted the Butterfly Network, Inc. Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan allows for the grant of options, restricted stock awards, restricted stock unit awards (each restricted stock unit relating to one share of our Class A common stock), other share or cash-based awards and dividend equivalent awards to employees, non-employee directors and consultants.
2022 Proxy Statement	29

Other Compensation and Governance Matters
Employment Agreements and Severance Benefits
We have entered into employment agreements or offer letters with each of our executive officers, including our named executive officers, which set forth their basic terms of at-will employment and establish the individual’s base salary, eligibility to participate in the annual bonus plan and receive equity awards, and eligibility to participate in standard employee benefits. Furthermore, some of these agreements or offer letters also provide for certain benefits under qualifying terminations (see “Potential Payments Upon Termination or Change-In-Control” for further details).
As described further below, our Executive Severance Plan was approved by the Compensation Committee in May 2021 following the Business Combination. The Compensation Committee believed it was necessary to adopt the Executive Severance Plan to ensure better alignment with market data and the benefits offered by the companies in our peer group, and to attract, retain and motivate superior executive talent. The Executive Severance Plan provides for continued payment of base salary times a multiplier determined based on the NEO’s title or role with us if he or she is terminated by us without cause or resigns for good reason. In addition, all outstanding unvested equity awards held by an NEO who is a participant in the Executive Severance Plan will become fully vested upon termination without cause or for good reason within 12 months following a change of control. We have not provided any excise tax gross-ups to any of our NEOs in the event of a change of control.
Mr. Faracci resigned from his position as Chief Executive Officer effective as of January 23, 2021. In connection with his resignation, on January 24, 2021, we entered into a separation agreement with Mr. Faracci, as described further below. On January 31, 2022, Ms. Fielding delivered her resignation as Chief Financial Officer, effective as of April 30, 2022. In connection with her resignation, on February 3, 2022, we entered into a separation agreement with Ms. Fielding, as described further below.
In addition, as a condition of their employment, each of our NEOs has entered into a confidentiality agreement obligating the officer to refrain from disclosing any of our proprietary information received during the course of employment.
Retirement and Other Benefits
Our named executive officers are eligible to participate in defined contribution retirement programs available to all our salaried employees.
We provide employees with benefits and perquisites based on competitive market conditions. All salaried employees, including the named executive officers, receive the following benefits:
•	Health care coverage (Medical, Dental and Vision)
•	Life and Disability insurance protection
•	Unlimited Paid Time Off
•	401(k) Retirement Savings Plan
Our NEOs (and some other employees) are also entitled to additional benefits, including reimbursement relocation expenses. We also provided annual reimbursement of tax return preparation and finalization costs for 2020 and 2021 tax years as a perquisite to the CEO.
Prohibition on Hedging and Pledging
Our Insider Trading Policy prohibits members of the Board of Directors, NEOs, and all other subject personnel from purchasing financial instruments designed to hedge the economic risk of owning our securities (or entering any transaction that has the same economic effect), and prohibits certain persons, including members of the Board of Directors and the NEOs, from pledging our securities.
Tax Deductibility Policy
The Compensation Committee considered the deductibility of compensation for federal income tax purposes in the design of the Company’s compensation programs. While the Company generally seeks to maintain the deductibility of the incentive compensation paid to its executive officers, the Compensation Committee retains the flexibility necessary to provide cash and equity compensation in line with competitive practices, its compensation philosophy, and the best interests of stockholders, even if these amounts are not fully tax deductible.
2022 Proxy Statement	30

Conclusion
It is the opinion of the Compensation Committee that the compensation policies and elements described above provide the necessary incentives to properly align our executive officers’ performance with the interests of our stockholders while maintaining equitable and competitive executive compensation practices that enable us to attract and retain the highest caliber of executive officers.
COMPENSATION COMMITTEE REPORT
Our compensation committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the compensation committee recommended to the board of directors that the section entitled “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K for the year ended December 31, 2021 and our proxy statement for the 2022 annual meeting of stockholders.
Gianluca Pettiti, Chair
Larry Robbins
Dawn Carfora
S. Louise Phanstiel
2022 Proxy Statement	31

RISKS RELATED TO COMPENSATION PRACTICES AND POLICIES
Consistent with SEC disclosure requirements, we have assessed our compensation policies, practices and awards, and have concluded that our compensation policies, practices and awards do not create risks that are reasonably likely to have a material adverse effect on the Company. Our management assessed our compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. We do not have any programs where the ability of a participant may directly affect variability or timing of payout. Rather, our compensation programs include a combination of fixed base salaries, cash bonuses, long-term incentive awards, and employee retirement plans that are generally uniform in design and operation throughout the Company and with all levels of employees. The compensation policies and practices are substantially the same.
Based on the foregoing, we believe that our compensation policies, practices and awards do not create risks that are likely to have a material adverse effect on the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with our effective internal controls and our risk management practices, and are supported by the oversight and administration of the compensation committee with regard to executive compensation programs.
2022 Proxy Statement	32

EXECUTIVE AND DIRECTOR COMPENSATION
Introduction
Longview
None of Longview’s executive officers or directors received any cash compensation for services rendered to Longview. Longview agreed to pay an affiliate of its Sponsor a total of $10,000 per month, for up to 24 months, for office space, utilities, administrative and support services provided to members of its management team. The Sponsor, executive officers and directors, or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on its behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.
Butterfly
The number of securities and exercise prices described in this section have been adjusted as necessary to reflect the number of securities and exercise prices following the Business Combination, except as described herein.
Summary Compensation Table
The following table shows the total compensation paid or accrued during the last three fiscal years ended December 31, 2021, 2020 and 2019 to (1) our Chief Executive Officer, (2) our Chief Financial Officer and (3) our three next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2021 and were serving as executive officers as of such date. The table also includes our former Chief Executive Officer.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Todd Fruchterman, Chief Executive Officer(4)	2021	687,500	3,272,247	17,025,602	12,586,305	1,244,510	34,816,164
	2020	—	—	—	—	—	—
	2019	—	—	—	—	—	—
Stephanie Fielding, Chief Financial Officer(5)	2021	400,000	355,000	—	—	—	755,000
	2020	194,318	25,000	—	1,751,250	—	1,970,568
	2019	—	—	—	—	—	—
Stacey Pugh, Chief Commercial Officer(6)	2021	380,000	417,879	5,160,136	568,826	168,334	6,695,175
	2020	—	—	—	—	—	—
	2019	—	—	—	—	—	—
Darius Shahida, Chief Strategy Officer and Chief Business Development Officer	2021	400,000	1,230,000	—	—	—	1,630,000
	2020	400,000	—	4,880,010	583,697	—	5,863,707
	2019	203,125	200,000	—	—	10,500	413,625
Andrei Stoica, Chief Technology Officer(7)	2021	183,333	749,452	660,002	662,844	165,126	2,420,757
	2020	—	—	—	—	—	—
	2019	—	—	—	—	—	—
Laurent Faracci, Former Chief Executive Officer(8)	2021	25,000	—	—	—	3,516,800	3,541,800
	2020	450,000	150,000	—	13,264,361	321,589	14,185,950
	2019	—	—	—	—	—	—
(1)
The amounts in this column reflect the aggregate grant date fair value of stock awards granted during 2021, 2020 and 2019, respectively, computed in accordance with ASC 718. The weighted average grant date fair values of stock awards granted during these years are included in Note 12 “Equity Incentive Plan” to our consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The grant date fair value of each time-based RSU award is measured based on the closing price of our Class A common stock on the date of grant. The value of the PSU awards granted in 2021 to each of Dr. Fruchterman and Ms. Pugh, based upon the then-probable outcome of the

2022 Proxy Statement	33

performance conditions, as computed in accordance with ASC 718, was $1,149,995 and $575,004 for each award, respectively. Assuming that the maximum level of performance will be achieved, and assuming the $12.48 closing price of our Class A common stock on the date of grant, the value of each such PSU award is $2,299,989 and $1,150,007, respectively. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.
(2)
The amounts in this column reflect the aggregate grant date fair value of the option awards granted during 2021, 2020 and 2019, respectively, computed in accordance with ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. See Note 12 “Equity Incentive Plan” to our consolidated audited financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for details as to the assumptions used to calculate the fair value of the option awards.

(3)
For the fiscal year ended December 31, 2021, consists of $110 for Dr. Fruchterman and $85 for Ms. Pugh for life insurance premiums; $380 for Dr. Fruchterman, $168,249 for Ms. Pugh, and $165,071 for Dr. Stoica for relocation-related reimbursement; $140,000 for private aviation for Dr. Fruchterman for company-related travel; $53,450 for legal fees for Dr. Fruchterman; $1,050,570 for the portion of Dr. Fruchterman’s reimbursement bonus intended to provide him a net after tax amount of $1,583,000; and severance benefits to Mr. Faracci consisting of $900,000 in lump sum severance payments, $16,800 for payment of health plan premiums and $2,600,000 attributable to the accelerated vesting of Mr. Faracci’s options, as discussed below under “-Potential Payments upon Termination or Change-in-Control.”

(4)	Dr. Fruchterman commenced employment with us on February 1, 2021.
(5)
On January 31, 2022, Ms. Fielding delivered her resignation as Chief Financial Officer effective as of April 30, 2022. In connection with her resignation, we entered into a separation agreement with Ms. Fielding, effective as of February 3, 2022, which provides that Ms. Fielding will remain employed by us through April 30, 2022 in order to assist in the transition of the chief financial officer role. Provided that Ms. Fielding complies with the terms of the separation agreement, including the release and waiver provided therein, on April 30, 2022 we will pay Ms. Fielding an annual bonus equal to $150,000 for the year ended December 31, 2021.

(6)	Ms. Pugh commenced employment with us on March 15, 2021.
(7)	Dr. Stoica commenced employment with us on July 19, 2021.
(8)	Mr. Faracci’s employment with us ended effective January 23, 2021.
2022 Proxy Statement	34

2021 Fiscal Year Grants of Plan-Based Awards
The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2021 to each of our executive officers named in the Summary Compensation Table.
Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold (#)	Target (#)	Maximum (#)
Todd Fruchterman, Chief Executive Officer	7/12/2021	—	—	—	—	24,036	12.48	$150,366
	2/1/2021	—	—	—	—	1,557,450	15.29	$11,431,262
	7/12/2021	—	—	—	—	162,956	12.48	$1,004,676
	7/12/2021	46,073	92,147	184,294	—	—	—	$1,149,995
	2/1/2021	—	—	—	1,038,300	—	—	$15,875,607
Stephanie Fielding, Chief Financial Officer	—	—	—	—	—	—	—	—
Stacey Pugh, Chief Commercial Officer	7/12/2021	—	—	—	—	27,864	12.48	$174,313
	7/12/2021	—	—	—	—	63,989	12.48	$394,513
	7/12/2021	23,037	46,074	92,148	—	—	—	$575,004
	2/12/2021	—	—	—	207,660	—	—	$4,585,133
Darius Shahida, Chief Strategy Officer and Chief Business Development Officer	—	—	—	—	—	—	—	—
Andrei Stoica, Chief Technology Officer	7/19/2021	—	—	—	—	37,452	10.68	$203,969
	7/19/2021	—	—	—	—	84,319	10.68	$458,875
	7/19/2021	—	—	—	61,798	—	—	$660,003
Laurent Faracci, Former Chief Executive Officer	—	—	—	—	—	—	—	—
(1)
The amounts shown represent the number of shares of our common stock that could be earned with respect to the PSU awards granted in 2021. The number of PSUs that will become earned and vest, and the resulting number of shares of our Class A common stock to be issued, will be determined within 90 days following the end of fiscal year 2022, and the number of shares can range from 0% to a maximum of 200% of the target number. The PSU awards are described in further detail under “Compensation Discussion and Analysis-2021 Named Executive Officer Compensation-Equity Incentive Program” above.

(2)	The exercise price is equal to the fair market value of our common stock, which is the closing price per share of our Class A common stock as reported by the NYSE on the grant date.
(3)
These amounts represent the aggregate grant date fair value for option awards, RSU awards and PSU awards granted to our named executive officers, computed in accordance with ASC 718. See Note 2 “Summary of Significant Accounting Policies” to our consolidated financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K for details as to the assumptions used to calculate the fair value of the option awards. The grant date fair value of each time-based RSU award is measured based on the closing price of our common stock on the date of grant.

2022 Proxy Statement	35

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Todd M. Fruchterman, M.D., Ph.D.
We entered into an employment agreement with Dr. Fruchterman on July 20, 2021, effective February 1, 2021, in accordance with the binding term sheet entered into between us and Dr. Fruchterman on January 23, 2021, pursuant to which Dr. Fruchterman began employment as Chief Executive Officer on February 1, 2021. As set forth in the Term Sheet, the Employment Agreement provides that Dr. Fruchterman’s initial annual base salary is $750,000. Beginning March 1, 2022, Dr. Fruchterman’s annual base salary is $780,000. Dr. Fruchterman is eligible to receive an annual discretionary bonus in a target amount equal to 100% of his annual base salary, or target bonus, subject to a cap of up to 200% of his annual base salary. In connection with his hiring, Dr. Fruchterman received a one-time reimbursement bonus having a net, after tax amount equal to up to $1,583,000 to repay his legal obligation to his previous employer and a one-time signing bonus equal to $1,000,000, with an initial payment of $500,000 and the remaining $500,000 to be paid promptly following the first anniversary of Dr. Fruchterman’s employment. The signing bonus is subject to repayment if Dr. Fruchterman is terminated for cause or resigns from his position without good reason (each as defined in the employment agreement) on or prior to the first anniversary of his employment. Also in connection with his hiring, Dr. Fruchterman was granted an option for 1,500,000 shares of our common stock, or the Initial Option Award, at an exercise price of $15.87, the fair market value of our common stock on the date of the grant, with 25% to vest on the first anniversary of Dr. Fruchterman’s employment start date and the remainder to vest in equal monthly installments over the next 36 months. The number of shares subject to the Initial Option Award was adjusted in connection with the Business Combination to 1,557,450 shares and the exercise price was adjusted to $15.29 per share. On January 23, 2021, Dr. Fruchterman was also granted a restricted stock unit award to receive 1,000,000 shares of our common stock, or the Initial RSU Award, which vests subject to the Closing of the Business Combination, and thereafter in four equal installments on each of the first four anniversaries of Dr. Fruchterman’s employment start date. The number of shares subject to the Initial RSU Award was adjusted in connection with the Business Combination to 1,038,300 shares. Pursuant to Dr. Fruchterman’s employment agreement, he will be eligible for annual equity awards subject to time and performance vesting as determined by our compensation committee at the time of such grant, with performance-based awards not to exceed 50% of the value of any annual award, and time and performance based vesting not to differ materially from performance measures generally applied to senior executives. For the 2021 performance year, Dr. Fruchterman received an award with a grant date value of $2,300,000, with 50% of the award in the form of stock options and 50% of the award in the form of restricted stock units, which will vest over three years pursuant to time-based and performance criteria determined by our compensation committee.
Dr. Fruchterman is entitled to reimbursement for reasonable, customary relocation expenses and legal fees related to negotiation of his employment terms. Dr. Fruchterman is also entitled to annual reimbursement for up to $20,000 of reasonable expenses related to tax preparation and estate planning for the 2020 and 2021 tax years. Dr. Fruchterman will be subject to our Non-Competition, Confidentiality and Intellectual Property Agreement, which includes a one year post-employment covenant not to compete with us in the United States in the field of ultrasound technologies, devices and applications, a two year post-employment covenant not to solicit or service our customers or prospective customers to or for a competing business, and a two year post-employment covenant not to solicit or hire our employees or contractors.
Dr. Fruchterman is entitled to certain benefits in connection with a termination of his employment or a change of control as discussed below under “-Potential Payments upon Termination or Change-in-Control.”
Stephanie Fielding
Ms. Fielding began her position as Chief Financial Officer in November 2020. We entered into an offer letter with Ms. Fielding, as our Senior Vice President of Finance, on March 16, 2020. Pursuant to the terms of her offer letter, Ms. Fielding’s then annual base salary was $225,000. On November 18, 2020, we provided to Ms. Fielding an employment agreement letter which supplements the terms and conditions of her offer letter. Pursuant to her employment agreement letter, Ms. Fielding’s annual base salary is $400,000. On December 17, 2020, Ms. Fielding was granted an option to purchase 375,000 shares at an exercise price of $9.75, the fair market value of our common stock on the date of the grant, 25% of which vested on June 30, 2021 and the remainder to vest in equal monthly installments over the following 36-month period. The number of shares subject to the option award was adjusted in connection with the Business Combination to 389,362 shares and the exercise price was adjusted to $9.40 per share. In addition, on December 17, 2020, Ms. Fielding was granted 125,000 RSUs, which vested subject to the Closing of the Business Combination, and thereafter as follows: 25% of the RSUs vested on December 17, 2021, and the remainder will vest in equal quarterly installments over the following three years. The number of shares subject to the RSU award was adjusted in connection with the Business Combination to 129,788 shares. The option and RSU grants to Ms. Fielding under her November 18, 2020 employment agreement letter replace the obligation to grant 250,000 stock options under her March 16, 2020 offer letter.
Pursuant to her employment agreement letter, Ms. Fielding was entitled to certain benefits in connection with a termination of her employment as discussed below under “-Potential Payments upon Termination or Change-in-Control.”
2022 Proxy Statement	36

On January 31, 2022, Ms. Fielding delivered her resignation as Chief Financial Officer effective as of April 30, 2022. In connection with her resignation, we entered into a separation agreement with Ms. Fielding, effective as of February 3, 2022, which provides that Ms. Fielding will remain employed by us through April 30, 2022 in order to assist in the transition of the chief financial officer role. Provided that Ms. Fielding complies with the terms of the separation agreement, including the release and waiver provided therein, on April 30, 2022 we will pay Ms. Fielding an annual bonus equal to $150,000 for the year ended December 31, 2021. All unvested options and restricted stock units subject to Ms. Fielding’s equity awards will be forfeited as of April 30, 2022. The separation agreement also includes other customary provisions.
Stacey Pugh
We entered into an offer letter with Ms. Pugh, as our Chief Commercial Officer, on February 11, 2021 to begin employment on March 15, 2021. Pursuant to the terms of her offer letter, Ms. Pugh’s initial annual base salary is $480,000. Beginning March 1, 2022, Ms. Pugh’s annual base salary is $499,000. Ms. Pugh received a sign on bonus in the amount of $300,000, with the first installment of $150,000 paid in March 2021 and the second installment to be paid following the first anniversary of Ms. Pugh’s start date. For calendar year 2021, Ms. Pugh was eligible to receive a discretionary bonus with a target of 70% of her base salary and a cap of 150% of her base salary. On July 12, 2021, Ms. Pugh was granted an option to purchase 91,853 shares at an exercise price of $12.48, the fair market value of our Class A common stock on the date of the grant, 25% of which vested on February 15, 2022 and the remainder to vest in equal monthly installments over the following three years. In addition, on July 12, 2021, Ms. Pugh was granted 46,074 RSUs, which vest based on performance criteria and time based vesting. If the performance measures are met, 50% of the earned portion of the award will vest on February 15, 2023, with the remainder of the earned portion of the award to vest in eight equal quarterly installments over the following two years.
Ms. Pugh is entitled to certain benefits in connection with a termination of her employment or a change of control as discussed below under “-Potential Payments upon Termination or Change-in-Control.”
Darius Shahida
Mr. Shahida began his position as our Chief Strategy Officer and Chief Business Development Officer in January 2020 and we entered into an employment letter with Mr. Shahida in November 2020. Mr. Shahida previously served as our Head of Growth from August 2018 to January 2020. Pursuant to the terms of his employment letter, Mr. Shahida’s annual base salary is $400,000. Beginning March 1, 2022, Mr. Shahida’s annual base salary is $416,000. On December 17, 2020, Mr. Shahida was granted 500,000 RSUs, which vested 50% on the first anniversary of the grant date and the remainder will vest in equal quarterly installments over the following year. The number of shares subject to Mr. Shahida’s RSU award was adjusted in connection with the Business Combination to 519,150 shares.
Mr. Shahida is entitled to certain benefits in connection with a termination of his employment or a change of control as discussed below under “-Potential Payments upon Termination or Change-in-Control.”
Andrei Stoica
We entered into an offer letter with Dr. Stoica, as our Chief Technology Officer and Senior Vice President, on June 3, 2021 to begin employment in July 2021. Pursuant to the terms of his offer letter, Dr. Stoica’s initial annual base salary is $440,000. Beginning March 1, 2022, Dr. Stoica’s annual base salary is $475,000. In August 2021, Dr. Stoica received a one-time make whole payment of $650,000 for incentive and retention forfeiture, which payment is recoverable by us in the event Dr. Stoica voluntarily terminates his employment (other than for good reason) prior to 12 months from his start date. Dr. Stoica receives an annual discretionary bonus with a target of 50% of his base salary. On July 19, 2021, Dr. Stoica was granted an option to purchase 121,771 shares at an exercise price of $10.68, the fair market value of our Class A common stock on the date of the grant, 25% of which will vest on September 30, 2022 and the remainder to vest in equal monthly installments over the following three years. In addition, on July 19, 2021, Dr. Stoica was granted 61,798 RSUs, 25% of which will vest on September 30, 2022 and the remainder to vest in 12 equal quarterly installments thereafter. Dr. Stoica is eligible to participate in our long-term incentive program. Pursuant to the terms of his offer letter, we reimbursed Dr. Stoica for reasonable moving expenses in connection with this relocation to begin employment with us.
Dr. Stoica is entitled to certain benefits in connection with a termination of his employment or a change of control as discussed below under “-Potential Payments upon Termination or Change-in-Control.”
2022 Proxy Statement	37

Laurent Faracci
We entered into an offer letter of employment with Mr. Faracci on December 18, 2019, and Mr. Faracci was our Chief Executive Officer from April 2020 to January 2021. The offer letter provided that Mr. Faracci’s annual base salary was $600,000. In 2020, Mr. Faracci was eligible to receive annual discretionary bonuses of up to 100% of his annual base salary, and he would have received a guaranteed bonus of 25% of his annual base salary if he was employed on the date any 2020 bonus was paid in February 2021. In connection with his hiring, Mr. Faracci was granted an option for 4,350,000 shares at an exercise price of $5.02, the fair market value of our common stock on the date of the grant, with 20% to vest on March 31, 2021 and the remainder vesting in equal monthly installments over the next 48 months, subject to Mr. Faracci’s continued employment.
Pursuant to Mr. Faracci’s offer letter, he also received two additional option grants, each for 1,635,000 shares, at an exercise price of $5.02. The number of shares subject to each option award was adjusted in connection with the Business Combination to 3,395,240 shares and the exercise price was adjusted to $4.84 per share. The first option provided for vesting on the closing of a financing in excess of $100 million within two years of Mr. Faracci’s start date at a share price greater than $20.54 and if existing stockholders (and holders of vested options) were allowed to tender up to 5% of their shares. The second option provided for vesting on the closing of a financing in excess of $100 million within five years of Mr. Faracci’s start date at a share price greater than $51.35 and if existing stockholders (and holders of vested options) were allowed to tender up to 5% of their shares. The option grants expired on April 23, 2021, the three month anniversary of Mr. Faracci’s separation date.
Mr. Faracci resigned from his position as Chief Executive Officer effective as of January 23, 2021. In connection with his resignation, on January 24, 2021, we entered into a separation agreement with Mr. Faracci. Under the separation agreement, we paid or provided to Mr. Faracci: (i) a lump sum severance payment in the amount of $900,000, which was equal to one year of his then current annual base salary plus an additional amount equal to 50% of his then current base salary, (ii) payment of the monthly premiums to continue Mr. Faracci and his eligible dependents’ participation in our group health plan for 12 months following the separation date, (iii) a payment of $150,000 representing Mr. Faracci’s bonus payable for 2020, and (iv) accelerated vesting of the 1,522,491 shares of his time-based options that would have vested had Mr. Faracci remained employed through the one year anniversary of his termination date, which options will remain exercisable until January 23, 2026. The number of shares subject to the accelerated time-based options was adjusted in connection with the Business Combination to 1,580,802 shares and the exercise price was adjusted to $4.84 per share. The separation agreement also includes a release and waiver by Mr. Faracci and other customary provisions.
2022 Proxy Statement	38

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2021, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Todd Fruchterman, Chief Executive Officer	7/12/2021	—	24,036(3)	12.48	7/11/2031	—	—	—	—
	2/1/2021	—	1,557,450(4)	15.29	2/1/2031	—	—	—	—
	7/12/2021	—	162,596(5)	12.48	7/11/2031	—	—	—	—
	7/12/2021	—	—	—	—	—	—	92,147(6)	616,463
	2/1/2021	—	—	—	—	1,038,300(7)	6,946,227	—	—
Stephanie Fielding, Chief Financial Officer	12/17/2020	9,728(8)	16,229	9.40	12/17/2030	—	—	—	—
	12/17/2020	136,279(9)	227,126	9.40	12/17/2030	—	—	—	—
	12/17/2020	—	—	—	—	97,341(10)	651,211	—	—
Stacey Pugh, Chief Commercial Officer	7/12/2021	—	27,844(11)	12.48	7/11/2031	—	—	—	—
	7/12/2021	—	63,989(12)	12.48	7/11/2031	—	—	—	—
	7/12/2021	—	—	—	—	—	—	46,074(13)	308,235
	2/12/2021	—	—	—	—	207,660(14)	1,389,245	—	—
Darius Shahida, Chief Strategy Officer and Chief Business Development Officer	1/16/2018	155,745	—	2.48	1/16/2028	—	—	—	—
	9/18/2018	129,752(15)	25,993	4.16	9/18/2028	—	—	—	—
	1/21/2020	160,063(16)	47,597	4.84	1/21/2030	—	—	—	—
	12/17/2020	—	—	—	—	259,576(17)	1,736,563	—	—
Andrei Stoica, Chief Technology Officer	7/19/2021	—	37,452(18)	10.68	7/18/2031	—	—	—	—
	7/19/2021	—	84,319(19)	10.68	7/18/2031	—	—	—	—
	7/19/2021	—	—	—	—	61,798(20)	413,429	—	—
Laurent Faracci, Former Chief Executive Officer	4/23/2020	1,580,802	—	4.84	1/23/2026	—	—	—	—
(1)	All options have a ten-year term from the date of grant.
(2)	The market value of the stock awards is based on the closing price of our Class A common stock of $6.69 per share on December 31, 2021.
(3)
The shares underlying this option vest as to 33% of the award on February 15, 2022, with the remainder of the award to vest in equal monthly installments over the following two years, subject to continued service through the applicable vesting dates.

(4)
The shares underlying this option vest as to 25% of the award on February 1, 2022, with the remainder of the award vesting in 36 equal monthly installments thereafter, subject to Dr. Fruchterman’s continued service through the applicable vesting dates.

(5)
The shares underlying this option vest as to 33% of the award on February 15, 2022, with the remainder of the award to vest in equal monthly installments over the following two years, subject to continued service through the applicable vesting dates.

(6)
This award vests based on performance criteria and time based vesting. If the performance measures are met, 66% of the earned portion of the award will vest on February 15, 2023, with the remainder of the earned portion of the award to vest in four equal quarterly installments over the following year, subject to continued service through the applicable vesting dates. The amount shown represents the target number of shares of our Class A common stock that could be earned with respect to this award. The number of PSUs that will become earned and vest, and the resulting number of shares of our Class A common stock to be issued, will be determined within 90 days following the end of fiscal year 2022, and the number of shares can range from 0% to a maximum of 200% of the target number. The PSU awards are described in further detail under “Compensation Discussion and Analysis-2021 Named Executive Officer Compensation-Equity Incentive Program” above.

2022 Proxy Statement	39

(7)
The RSUs vest in 4 equal annual installments on the anniversary of the start of Dr. Fruchterman’s employment by Butterfly (defined below), February 1, 2021, subject to his continued service through the applicable vesting date.

(8)
The shares underlying this option vest as to 25% on June 30, 2021, with the remainder vesting in 36 equal monthly installments thereafter, subject to Ms. Fielding’s continued service through the applicable vesting date. As of Ms. Fielding’s separation date, 14,060 unvested shares underlying this option will be forfeited.

(9)
The shares underlying this option vest as to 25% on June 30, 2021, with the remainder vesting in 36 equal monthly installments thereafter, subject to Ms. Fielding’s continued service through the applicable vesting date. As of Ms. Fielding’s separation date, 196,845 unvested shares underlying this option will be forfeited.

(10)
The RSUs vest as to 25% of the shares on December 17, 2021, with the remainder vesting in 12 equal quarterly installments thereafter, subject to Ms. Fielding’s continued service through the applicable vesting date. As of Ms. Fielding’s separation date, 89,230 unvested RSUs underlying this award will be forfeited.

(11)
This award will vest on as to 25% of the award on February 15, 2022, with the remainder of the award to vest in equal monthly installments over the following three years, subject to continued service through the applicable vesting dates.

(12)
This award will vest on as to 25% of the award on February 15, 2022, with the remainder of the award to vest in equal monthly installments over the following three years, subject to continued service through the applicable vesting dates.

(13)
This award vests based on performance criteria and time based vesting. If the performance measures are met, 50% of the earned portion of the award will vest on February 15, 2023, with the remainder of the earned portion of the award to vest in eight equal quarterly installments over the following two years, subject to continued service to us through the applicable vesting dates. The amount shown represents the target number of shares of our Class A common stock that could be earned with respect to this award. The number of PSUs that will become earned and vest, and the resulting number of shares of our Class A common stock to be issued, will be determined within 90 days following the end of fiscal year 2022, and the number of shares can range from 0% to a maximum of 200% of the target number. The PSU awards are described in further detail under “Compensation Discussion and Analysis-2021 Named Executive Officer Compensation-Equity Incentive Program” above.

(14)	The RSUs vest in equal annual installments over four years beginning on February 11, 2022, subject to Ms. Pugh’s continued service through the applicable vesting date.
(15)	The shares underlying this option vest in equal monthly installments over 48 months beginning on September 30, 2018, subject to Mr. Shahida’s continued service through the applicable vesting date.
(16)
The shares underlying this option vested as to 50% on November 2, 2020, with the remainder vesting in 24 equal monthly installments thereafter, subject to Mr. Shahida’s continued service through the applicable vesting date.

(17)
The RSUs vest as to 50% of the shares on December 17, 2021, with the remainder vesting in 4 equal quarterly installments thereafter, subject to Mr. Shahida’s continued service through the applicable vesting date.

(18)
The shares underlying this option vest as to 25% on September 30, 2022, with the remainder vesting in 36 equal monthly installments thereafter, subject to Dr. Stoica’s continued service through the applicable vesting date.

(19)
The shares underlying this option vest as to 25% on September 30, 2022, with the remainder vesting in 36 equal monthly installments thereafter, subject to Dr. Stoica’s continued service through the applicable vesting date.

(20)	The RSUs vest as to 25% on September 30, 2022, with the remainder vesting in 12 equal quarterly installments thereafter, subject to Dr. Stoica’s continued service through the applicable vesting date.
Option Exercises and Stock Vested in 2021
The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Todd Fruchterman, Chief Executive Officer	—	—	—	—
Stephanie Fielding, Chief Financial Officer	—	—	32,446	236,207
Stacey Pugh, Chief Commercial Officer	—	—	—	—
Darius Shahida, Chief Strategy Officer and Chief Business Development Officer	—	—	259,574	1,889,699
Andrei Stoica, Chief Technology Officer	—	—	—	—
Laurent Faracci, Former Chief Executive Officer	—	—	—	—
(1)
Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of options because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2)	The value realized on vesting is calculated by multiplying the number of vested shares by the closing price of our Class A common stock on the NYSE on the applicable vesting date.
2022 Proxy Statement	40

Pension Benefits
We do not have any qualified or non-qualified defined pension benefit plans.
Nonqualified Deferred Compensation
We do not have any nonqualified defined contribution plans or other deferred compensation plans.
Severance Plan
On May 3, 2021, the Compensation Committee of the Board adopted the Butterfly Network, Inc. Executive Severance Plan, as amended on November 10, 2021 (the “Severance Plan”). Eligible participants in the Severance Plan include our executive officers (other than our Chief Executive Officer, our Chief Financial Officer, our Chief Operating Officer and our Chief Strategy and Chief Business Development Officer) and executive officers reporting directly to our Chief Executive Officer having the title of senior vice president or executive vice president.
Under the Severance Plan, if we terminate a participant’s employment without cause (as defined in the Severance Plan) or a participant resigns for good reason (as defined in the Severance Plan) at any time other than during the twelve (12) month period following a change in control (as such term is defined in the Severance Plan) (the “Change in Control Period”), then the participant is eligible to receive the following benefits:
•
Severance payable in the form of salary continuation. The severance amount is equal to participant’s then-current base salary times a multiplier determined based on the participant’s title or role with us.

•	We will pay for company contribution for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, during the severance period.
Under the Severance Plan, if we terminate a participant’s employment without cause or participant resigns for good reason, during the Change in Control Period, then the participant is eligible to receive the following benefits:
•
Severance payable in a single lump sum. The severance amount is equal to participant’s then-current base salary and then-current target annual bonus opportunity, times a change in control multiplier determined based on the participant’s title or role with us.

•	We will pay for company contribution for continuation coverage under COBRA during the severance period.
•
Any outstanding unvested equity awards held by the participant under our then-current outstanding equity incentive plan(s) will become fully vested on the date the termination of such participant’s employment becomes effective.

A participant’s rights to any severance benefits under the Severance Plan are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form provided by us.
For purposes of severance payments made under our Severance Plan, “good reason” is defined as the participant resigning after the occurrence of one of the following events without the participant’s consent:
•	a material reduction of the participant’s base salary as in effect immediately prior to the reduction; or
•	a material reduction in the participant’s authority, duties or responsibilities.
The participant must provide us with written notice within 30 days after the occurrence of a good reason event, and we have 30 days to correct the event after receipt of the notice, and the participant must actually terminate his or her employment within 60 days after the date we receive the participant’s notice.
The term “cause” under the Severance Plan means a termination by us after the occurrence of one of the following events:
•	willful misconduct or gross negligence in the performance of the participant’s duties;
•
refusal to follow the lawful directions of the Chief Executive Officer, which, if curable, has not been cured by the participant within 30 days after he or she receives notice from the Chief Executive Officer;

•	breach of a fiduciary duty owed to us;
•	fraud, embezzlement or other material dishonesty with respect to us;
•	violation of applicable federal, state or local law or regulation governing our business;
•	commission, conviction, plea of nolo contendere, guilty plea, or confession to a crime based upon an act of fraud, embezzlement or dishonesty or to a felony;
•
habitual abuse of alcohol or any controlled substance or reporting to work under the influence of alcohol or any controlled substance (other than a controlled substance that the participant is properly taking under a current prescription);

2022 Proxy Statement	41

•	misappropriation (or attempted misappropriation) by the participant of any material assets or business opportunities of us or any of our subsidiaries or affiliates;
•
a material failure to comply with our written policies or rules, as they may be in effect from time to time during the participant’s employment, including policies and rules prohibiting discrimination or harassment, which, if curable, has not been cured by the participant within 30 days after he or she receives notice from the Chief Executive Officer;

•
a material breach of the participant’s employment agreement or offer letter, the Non-Competition, Confidentiality and Intellectual Property Agreement or any other written agreement between us or one of our subsidiaries and participant, which, if curable, has not been cured by the participant within 30 days after he or she receives notice from the Chief Executive Officer.

The term “change in control” under the Severance Plan means:
(i)
any person or group of persons (other than us or our affiliates) becomes the owner, directly or indirectly, of our securities representing more than 50% of the combined voting power of our then outstanding voting securities (the “Outstanding Company Voting Securities”) (but excluding any bona fide financing event in which securities are acquired directly from us); or

(ii)
the consummation of a merger or consolidation of us with any other corporation, other than a merger or consolidation (i) that results in the Outstanding Company Voting Securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the Outstanding Company Voting Securities (or such surviving entity or, if we or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, or (ii) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if we or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iii)
the sale or disposition by us of all or substantially all of our assets, other than (i) a sale or disposition by us of all or substantially all of our assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by our stockholders following the completion of such transaction in substantially the same proportions as their ownership of us immediately prior to such sale or (ii) a sale or disposition of all or substantially all of our assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof;

(iv)
provided that with respect to Sections (i), (ii) and (iii) above, a transaction or series of integrated transactions will not be deemed a Change in Control (A) unless the transaction qualifies as a change in control within the meaning of Section 409A of the Code, or (B) if following the conclusion of the transaction or series of integrated transactions, the holders of our Class B Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate voting power in an entity which owns all or substantially all of our assets immediately following such transaction or series of transactions.

Potential Payments upon Termination or Change-In-Control
We have agreed to provide severance and change of control payments and benefits to our named executive officers under specified circumstances, as described below:
Todd M. Fruchterman, M.D., Ph.D.
In the event that Dr. Fruchterman is terminated without cause or resigns from his position for good reason, he is entitled to receive a severance payment equal to one year of his then in-effect base salary plus his target bonus, as well as any earned but unpaid annual bonus and payment of an amount equal to COBRA premiums for 12 months. In addition, Dr. Fruchterman’s employment agreement specifies that his outstanding equity awards with time-based vesting will continue to vest for an additional 12 months following his termination and his Initial RSU Award will be vested in full. Dr. Fruchterman’s employment agreement also specifies that, in the event that Dr. Fruchterman is terminated without cause or resigns from his position for good reason within three months prior to or two years following a change in control event (as defined in Dr. Fruchterman’s employment agreement), he is entitled to receive a severance payment equal to two times the sum of his then in-effect base salary plus his target bonus, as well as any earned but unpaid annual bonus and payment of an amount equal to COBRA premiums for 24 months, and his outstanding equity awards with time-based vesting will be vested in full. Finally, Dr. Fruchterman’s employment agreement provides that, upon Dr. Fruchterman’s termination of employment because of his death or his disability, he is entitled to receive payment of any earned but unpaid annual bonus and such additional vesting of his Initial Option Award and Initial RSU Award such that no less than 50% of the Initial Option Award and Initial RSU Award will be vested upon termination of employment.
2022 Proxy Statement	42

For purposes of Dr. Fruchterman’s employment agreement, “good reason” means the occurrence of any of the following events without Dr. Fruchterman’s consent: (i) a material reduction of base salary as in effect immediately prior to the reduction; (ii) a material reduction by us of Dr. Fruchterman’s target annual bonus as in effect immediately prior to the reduction, provided a compensation plan change that affects similarly all employees at similar levels will not constitute good reason; (iii) a material reduction in Dr. Fruchterman’s authority, duties or responsibilities, provided however, following a change in control event, a change in job title or reporting relationship without a reduction in Dr. Fruchterman’s base salary or annual bonus target will not constitute good reason; (iv) relocation of the offices at which Dr. Fruchterman is required to work to a location that would increase Dr. Fruchterman’s one-way commute by more than 50 miles; or (v) the failure to re-elect Dr. Fruchterman to serve as a director of the Board; provided that, within 30 days of the first occurrence of the event that Dr. Fruchterman believes constitutes good reason, Dr. Fruchterman notifies the Board in writing of the event, we fail to correct the act or omission within thirty (30) days of the date of Dr. Fruchterman’s written notice and Dr. Fruchterman actually terminates his employment within sixty (60) days of the date of Dr. Fruchterman’s written notice.
For purposes of Dr. Fruchterman’s employment agreement, “cause” means Dr. Fruchterman’s: (i) willful misconduct or gross negligence in the performance of his duties as Chief Executive Officer; (ii) refusal to follow the lawful directions of the Board; (iii) breach of a fiduciary duty owed to us or our shareholders; (iv) fraud, embezzlement or other material dishonesty with respect to us; (v) violation of applicable federal, state or local law or regulation governing our business; (vi) commission, conviction, plea of nolo contendere, guilty plea, or confession to a crime based upon an act of fraud, embezzlement or dishonesty or to a felony; (vii) habitual abuse of alcohol or any controlled substance or reporting to work under the influence of alcohol or any controlled substance (other than a controlled substance that Dr. Fruchterman is properly taking under a current prescription); (viii) misappropriation (or attempted misappropriation) by Dr. Fruchterman of any material assets or business opportunities of us or any of our subsidiaries or affiliates; (ix) a material failure to comply with our written policies or rules, as they may be in effect from time to time during Dr. Fruchterman’s employment, including policies and rules prohibiting discrimination or harassment; or (x) a material breach of Dr. Fruchterman’s employment agreement, the Non-Competition, Confidentiality and Intellectual Property Agreement or any other written agreement between us or one of our subsidiaries and Dr. Fruchterman, provided that Dr. Fruchterman will have 30 days after notice from the Board to cure a failure or a breach under (ix) or (x), if curable.
The following table sets out the estimated potential payments upon termination or a change in control for Dr. Fruchterman, based on the assumptions discussed above and assuming such event occurred on December 31, 2021:
Dr. Fruchterman	Termination by the Company without Cause or by the Executive for Good Reason ($)	Termination because of Death or Disability ($)	Termination by the Company without Cause or by the Executive for Good Reason Within 3 Months Before or 24 Months Following a Change in Control ($)
Severance benefits:
Lump sum payment	1,500,000	—	3,000,000
Healthcare benefits	16,800	—	33,600
Acceleration of equity awards:
Market value of equity vesting on termination(1)	6,946,227	3,473,114	6,946,227
Total Payment	8,463,027	3,473,114	9,963,027
(1)
Amounts do not include the value associated with vested stock options. Information about all stock options and other unvested equity awards held by Dr. Fruchterman as of December 31, 2021 is included in the “Outstanding Equity Awards at 2021 Fiscal Year-End” table.

Stephanie Fielding
Ms. Fielding’s employment agreement letter provided that in the event that Ms. Fielding’s employment was terminated by us without cause or by Ms. Fielding with good reason, Ms. Fielding would receive payment of six months of her then annual base salary and would be entitled to vesting of an additional six months of her equity grants if the termination is prior to the two-year anniversary of her start date, and payment of one year of her then annual base salary and vesting of an additional one year of her equity grants if the termination was after the two-year anniversary of her start date.
2022 Proxy Statement	43

The following table sets out the estimated potential payments upon termination for Ms. Fielding, based on the assumptions discussed above and assuming such event occurred on December 31, 2021:
Ms. Fielding	Termination by the Company without Cause or by the Executive for Good Reason ($)
Severance benefits:
Lump sum payment	200,000
Healthcare benefits	—
Acceleration of equity awards:
Market value of equity vesting on termination(1)	108,525
Total Payment	308,525
(1)
Amounts do not include the value associated with vested stock options. Information about all stock options and other unvested equity awards held by Ms. Fielding as of December 31, 2021 is included in the “Outstanding Equity Awards at 2021 Fiscal Year-End” table.

On January 31, 2022, Ms. Fielding delivered her resignation as Chief Financial Officer effective as of April 30, 2022. In connection with her resignation, we entered into a separation agreement with Ms. Fielding, effective as of February 3, 2022, which provides that Ms. Fielding will remain employed by us through April 30, 2022 in order to assist in the transition of the chief financial officer role. Provided that Ms. Fielding complies with the terms of the separation agreement, including the release and waiver provided therein, on April 30, 2022 we will pay Ms. Fielding an annual bonus equal to $150,000 for the year ended December 31, 2021. All unvested options and restricted stock units subject to Ms. Fielding’s equity awards will be forfeited as of April 30, 2022. The separation agreement also includes other customary provisions.
Stacey Pugh
Ms. Pugh is eligible to participate in our Severance Plan. In her role as an executive vice president who reports directly to our Chief Executive Officer, Ms. Pugh’s payment multiplier under the Severance Plan is 1.0 for eligible severance both in and not in connection with a change in control.
The following table sets out the estimated potential payments upon termination for Ms. Pugh, based on the assumptions discussed above and assuming such event occurred on December 31, 2021:
Ms. Pugh	Termination by the Company without Cause or by the Executive for Good Reason ($)	Termination by the Company without Cause or by the Executive for Good Reason Within 12 Months Following a Change in Control ($)
Severance benefits:
Severance payment	480,000	816,000
Healthcare benefits	16,800	16,800
Acceleration of equity awards:
Market value of equity vesting on termination(1)	—	1,389,245
Total Payment	496,800	2,222,045
(1)
Amounts do not include the value associated with vested stock options. Information about all stock options and other unvested equity awards held by Ms. Pugh as of December 31, 2021 is included in the “Outstanding Equity Awards at 2021 Fiscal Year-End” table.

Darius Shahida
In the event that Mr. Shahida’s employment is terminated by us without cause or by Mr. Shahida with good reason, Mr. Shahida will receive payment equal to one year of his then annual base salary and will be entitled to vesting of an additional one year of his equity grants, provided that Mr. Shahida enters into a severance agreement with us containing a customary release of claims and a commitment not to disparage Butterfly, Longview or any of their respective affiliates.
2022 Proxy Statement	44

The following table sets out the estimated potential payments upon termination for Mr. Shahida, based on the assumptions discussed above and assuming such event occurred on December 31, 2021:
Mr. Shahida	Termination by the Company without Cause or by the Executive for Good Reason ($)
Severance benefits:
Lump sum payment	400,000
Healthcare benefits	—
Acceleration of equity awards:
Market value of equity vesting on termination(1)	1,890,380
Total Payment	2,290,380
(1)
Amounts do not include the value associated with vested stock options. Information about all stock options and other unvested equity awards held by Mr. Shahida as of December 31, 2021 is included in the “Outstanding Equity Awards at 2021 Fiscal Year-End” table.

Andrei Stoica
Dr. Stoica is eligible to participate in our Severance Plan. In his role as an executive officer who reports directly to our Chief Executive Officer, Dr. Stoica’s payment multiplier under the Severance Plan is 0.75 for eligible severance not in connection with a change in control and 1.0 for eligible severance in connection with a change in control.
The following table sets out the estimated potential payments upon termination or a change in control for Dr. Stoica, based on the assumptions discussed above and assuming such event occurred on December 31, 2021:
Dr. Stoica	Termination by the Company without Cause or by the Executive for Good Reason ($)	Termination by the Company without Cause or by the Executive for Good Reason Within 12 Months Following a Change in Control ($)
Severance benefits:
Severance payment	330,000	660,000
Healthcare benefits	12,600	16,800
Acceleration of equity awards:
Market value of equity vesting on termination(1)	—	413,429
Total Payment	342,600	1,090,229
(1)
Amounts do not include the value associated with vested stock options. Information about all stock options and other unvested equity awards held by Dr. Stoica as of December 31, 2021 is included in the “Outstanding Equity Awards at 2021 Fiscal Year-End” table.

Laurent Faracci
Mr. Faracci resigned from his position as Chief Executive Officer effective January 23, 2021. In connection with his resignation, on January 24, 2021, we entered into a separation agreement with Mr. Faracci. Under the separation agreement, we paid or provided to Mr. Faracci: (i) a lump sum severance payment in the amount of $900,000, which is equal to one year of his current annual base salary plus an additional amount equal to 50% of his current base salary, (ii) payment of the monthly premiums to continue Mr. Faracci and his eligible dependents’ participation in our group health plan for 12 months following the separation date, which represented an aggregate payment of $16,800, (iii) a payment of $150,000 representing Mr. Faracci’s bonus payable for 2020, and (iv) accelerated vesting of the 1,522,491 shares of his time-based options that would have vested had Mr. Faracci remained employed through the one year anniversary of his termination date, which options will remain exercisable until January 23, 2026 (adjusted in connection with the Business Combination to 1,580,802 shares underlying the accelerated options at an adjusted exercise price of $4.84 per share). The value attributable to the accelerated vesting of Mr. Faracci’s options was $2,600,000. The total value of the benefits paid or provided to Mr. Faracci in connection with his separation was $3,666,800. The separation agreement also includes a release and waiver by Mr. Faracci and other customary provisions.
2022 Proxy Statement	45

Director Compensation
The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2021 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board of Directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Jonathan Rothberg, Ph.D., Chairman	55,354	296,033	150,338	—	501,725
Dawn Carfora	50,792	296,033	150,338	—	497,163
Elazer Edelman, M.D., Ph.D.	52,644	299,997	150,338	—	502,979
John Hammergren	57,417	296,033	150,338	—	503,788
Gianluca Pettiti	66,250	296,033	150,338	—	512,621
S. Louise Phanstiel	68,458	296,033	150,338	—	514,829
Larry Robbins	48,583	243,405	150,338	—	442,326
Erica Schwartz, M.D., J.D., M.P.H.	18,049	299,995	—	—	318,044
(1)
These amounts represent the aggregate grant date fair value of stock awards granted to each director in 2021 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 2 “Summary of Significant Accounting Policies” to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(2)
These amounts represent the aggregate grant date fair value of options granted to each director in 2021 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 2 “Summary of Significant Accounting Policies” to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The following table shows outstanding and vested options and unvested RSUs for each non-employee director as of December 31, 2021.
Name	Total Options Outstanding	Vested Options	Unvested RSUs
Jonathan Rothberg, Ph.D., Chairman	21,645	—	532,309
Dawn Carfora	21,645	—	13,157
Elazer Edelman, M.D., Ph.D.	21,645	—	15,098
John Hammergren	21,645	—	13,157
Gianluca Pettiti	21,645	—	13,157
S. Louise Phanstiel	21,645	—	13,157
Larry Robbins	21,645	—	13,157
Erica Schwartz, M.D., J.D., M.P.H.	—	—	23,904
The following table shows the grant date fair value calculated in accordance with FASB ASC Topic 718 for equity awards granted to each non-employee director during the fiscal year ended December 31, 2021.
Name	RSUs Granted (#)	Options Granted (#)	Grant Date	Grant Date Fair Value ($)
Jonathan Rothberg, Ph.D., Chairman	13,157	—	2/16/2021	296,033
	—	21,645	7/1/2021	150,338
Dawn Carfora	13,157	—	2/16/2021	296,033
	—	21,645	7/1/2021	150,338
Elazer Edelman, M.D., Ph.D.	15,098	—	3/11/2021	299,997
		21,645	7/1/2021	150,338
2022 Proxy Statement	46

Name	RSUs Granted (#)	Options Granted (#)	Grant Date	Grant Date Fair Value ($)
John Hammergren	13,157	—	2/16/2021	296,033
	—	21,645	7/1/2021	150,338
Gianluca Pettiti	13,157	—	2/16/2021	296,033
	—	21,645	7/1/2021	150,338
S. Louise Phanstiel	13,157	—	2/16/2021	296,033
	—	21,645	7/1/2021	150,338
Larry Robbins	13,157	—	3/10/2021	243,405
	—	21,645	7/1/2021	150,338
Erica Schwartz, M.D., J.D., M.P.H.	23,904	—	9/9/2021	299,995
Director Compensation Policy
Pursuant to our non-employee director compensation policy, the annual retainer for non-employee directors is $50,000. Annual retainers for committee membership are as follows:
Position	Retainer
Audit committee chairperson	$20,000
Audit committee member	$10,000
Compensation committee chairperson	$15,000
Compensation committee member	$7,500
Nominating and corporate governance committee chairperson	$10,000
Nominating and corporate governance committee member	$5,000
Technology committee chairperson	$15,000
Technology committee member	$7,500
These fees are payable in arrears in quarterly installments as soon as practicable following the last business day of each fiscal quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our board of directors, on such committee or in such position. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the board and any committee of the board on which they serve and in connection with other business related to the board. Directors may also be reimbursed for reasonable out-of-pocket business expenses in accordance with our travel and other expense policies, as may be in effect from time to time.
In addition, we grant to new non-employee directors upon their initial election to our board of directors a number of restricted stock units, or RSUs, (each RSU relating to one share of our Class A common stock), having an aggregate fair market value equal to $300,000, determined by dividing (A) $300,000 by (B) the closing price of our Class A common stock on the NYSE on the date of the grant (rounded down to the nearest whole share), on the first business day after the date that the non-employee director is first appointed or elected to the board. Each of these grants shall vest in equal annual installments over three years from the date of the grant, subject to the non-employee director’s continued service as a director on the applicable vesting dates.
Further, in connection with each of our annual meetings of stockholders, each non-employee director automatically receives an option to purchase shares of our Class A common stock having an aggregate grant date fair value of $150,000, valued based on a Black-Scholes valuation method (rounded down to the nearest whole share), each year on the first business day after our annual meeting of stockholders (or the first business day of the third fiscal quarter of such year if there has been no annual meeting of stockholders held by such date). Each of these options has a term of 10 years from the date of the award and vests at the end of the period beginning on the date of each regular annual meeting of stockholders (or the first business day of the third fiscal quarter, as applicable) and ending on the date of the next regular annual meeting of stockholders, subject to the non-employee director’s continued service as a director through the applicable vesting dates.
2022 Proxy Statement	47

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2021.
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	38,700,000(1)	$8.11(2)	17,000,000(3)
Equity compensation plans not approved by security holders	—	—	—
Total	38,700,000	$8.11	17,000,000(4)
(1)
Consists of (i) 13.1 million shares to be issued upon exercise of outstanding options and RSUs under the 2012 Plan and (ii) 25.6 million shares to be issued upon exercise of outstanding options and RSUs under the 2020 Plan.

(2)	Consists of the weighted-average exercise price of the 16.2 million stock options outstanding on December 31, 2021.
(3)
Consists of shares that remained available for future issuance under the 2020 Plan as of December 31, 2021. No shares remained available for future issuance under the 2012 Plan as of December 31, 2021.

(4)
The 2020 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2020 Plan to be added on the first day of each fiscal year, beginning in fiscal year 2021 and ending on the second day of fiscal year 2030. The evergreen provides for an automatic increase in the number of shares available for issuance equal to the lesser of (i) 4% of the number of outstanding shares of common stock on such date and (ii) an amount determined by the plan administrator.

2022 Proxy Statement	48

REPORT OF AUDIT COMMITTEE
The audit committee of our board of directors, which consists entirely of directors who meet the independence and experience requirements of the NYSE, has furnished the following report:
The audit committee assists our board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by our board of directors, which is available on our website at www.butterflynetwork.com. This committee reviews and reassesses our charter annually and recommends any changes to our board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2021, the audit committee took the following actions:
•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management and Deloitte & Touche LLP, our independent registered public accounting firm;
•	Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit Committees; and
•
Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee and the audit committee further discussed with Deloitte & Touche LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Members of the Butterfly Network, Inc. Audit Committee

S. Louise Phanstiel
John Hammergren
Gianluca Pettiti
2022 Proxy Statement	49

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
As used in this section, “Legacy Butterfly” refers to Butterfly Network, Inc. and its direct and indirect subsidiaries, individually and collectively, prior to the Closing of the Business Combination. Longview refers to Longview Acquisition Corp. prior to the Closing of the Business Combination.
Longview
Relationship with Sponsor
Prior to the consummation of the initial public offering, on February 12, 2020, Longview Investors LLC, Longview’s Sponsor, purchased 8,625,000 shares of Longview Class B common stock for an aggregate purchase price of $25,000, or approximately $0.0024 per share. In April 2020, the Sponsor transferred 25,000 founder shares to each of Westley Moore, Derek Cribbs and Randy Simpson, Longview’s director nominees, resulting in the Sponsor holding 8,550,000 founder shares. On May 20, 2020, Longview effected a stock dividend with respect to its Class B common stock, resulting in the Sponsor holding an aggregate of 10,275,000 founder shares and there being an aggregate of 10,350,000 founder shares outstanding.
The Sponsor purchased an aggregate of 6,853,333 private placement warrants in connection with Longview’s initial public offering, at a price of $1.50 per warrant, generating gross proceeds, before expenses, of approximately $10,280,000. Each private placement warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The private placement warrants provided that the private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) were not permitted, subject to certain limited exceptions, to be transferred, assigned or sold until 30 days after the completion of the Business Combination.
On January 11, 2021, Longview issued an unsecured promissory note (the “Note”) in the principal amount of up to $2 million to the Sponsor, which principal amount could be drawn down from time to time in increments of no less than $10,000. Longview drew an aggregate of $2 million on the Note. The Note bore interest at a rate of 6.00% per annum, compounded annually and computed on the basis of the 360-day year, and was repaid in full at the Closing.
PIPE Financing
In connection with the execution of the Business Combination Agreement, Longview entered into the Subscription Agreements with the PIPE Investors, pursuant to which, among other things, Longview agreed to issue and sell in private placements an aggregate of 17,500,000 shares of Longview Class A common stock to the PIPE Investors for $10.00 per share immediately prior to the Closing. In the PIPE Financing, entities affiliated with Fidelity Management & Research Company, LLC purchased an aggregate of approximately $25.0 million of shares of Longview Class A common stock. In addition, Glenview, an affiliate of the Sponsor and certain of our directors and officers, agreed to purchase an aggregate of approximately $25.0 million shares of Longview Class A common stock in the PIPE Financing.
Legacy Butterfly
Convertible Notes
On May 19, 2020, Legacy Butterfly entered into a Convertible Note Purchase Agreement, pursuant to which, on May 21, 2020, May 26, 2020 and July 16, 2020, Legacy Butterfly issued $20,650,000 aggregate principal amount of Legacy Butterfly convertible notes. Interest on the Legacy Butterfly convertible notes accrued at the rate of 5.0% per year. On November 12, 2020, Legacy Butterfly entered into a Consent Agreement (the “Consent Agreement”) with certain purchasers of such convertible notes. Pursuant to the Business Combination and Consent Agreement, the principal amount plus accrued but unpaid interest, if any, of the Butterfly convertible notes outstanding were converted into the Company’s Class A common stock, with such shares of the Company’s Class A common stock calculated by dividing the principal amount plus accrued but unpaid interest, if any, on the Legacy Butterfly convertible notes by $10.00, rounded down to the nearest whole number of shares.
2022 Proxy Statement	50

The participants in this convertible note financing included certain holders of more than 5% of Legacy Butterfly’s capital stock. The following table sets forth the aggregate principal amount of Legacy Butterfly convertible notes issued to these related parties in this convertible note financing:
Name	Principal Note Amount	Date of Issuance
Entities affiliated with Fidelity Management & Research Company, LLC(1)	$17,000,000	May 21, 2020
(1)
Consists of $10,308,300 principal amount of Legacy Butterfly convertible notes purchased by Fidelity Concord Street Trust: Fidelity Mid-Cap Stock Fund, $377,700 principal amount of Legacy Butterfly convertible notes purchased by Fidelity Mid-Cap Stock Commingled Pool, $4,031,800 principal amount of Legacy Butterfly convertible notes purchased by Fidelity Mt. Vernon Street Trust: Fidelity New Millennium Fund, $1,825,300 principal amount of Legacy Butterfly convertible notes purchased by Fidelity U.S. All Cap Fund and $456,900 principal amount of Legacy Butterfly convertible notes purchased by Fidelity U.S. Multi-Cap Investment Trust.

In connection with the Consent Agreement, entities affiliated with Fidelity Management & Research Company, LLC received a fee of $179,488.
Legacy Butterfly Convertible Notes Issued to Affiliates of Glenview
On October 30, 2020, Legacy Butterfly and investment funds managed by Glenview entered into a convertible note purchase agreement (the “October 2020 Convertible Note Purchase Agreement”) pursuant to which such affiliates purchased an aggregate principal amount of $25.1 million of Legacy Butterfly convertible notes. Interest on the Legacy Butterfly convertible notes accrued at the rate of 5.0% per year. Pursuant to the Business Combination, the principal amount plus accrued but unpaid interest, if any, of the Legacy Butterfly convertible notes outstanding were converted into the Company’s Class A common stock, with such shares of Company’s Class A common stock calculated by dividing the principal amount plus accrued but unpaid interest, if any, on the Legacy Butterfly convertible notes by $10.00, rounded down to the nearest whole number of shares.
On January 15, 2021, investment funds managed by Glenview entered into a securities purchase agreement with each of Dawn Carfora, John Hammergren, Gianluca Pettiti and S. Louise Phanstiel. Pursuant to the securities purchase agreements, Ms. Carfora agreed to purchase an aggregate principal amount of $118,443 of Legacy Butterfly convertible notes from Glenview for a purchase price of $200,000, Mr. Hammergren agreed to purchase an aggregate principal amount of $1,184,441 of Legacy Butterfly convertible notes from Glenview for a purchase price of $2,000,000, Mr. Pettiti agreed to purchase an aggregate principal amount of $177,666 of Legacy Butterfly convertible notes from Glenview for a purchase price of $300,000, and Ms. Phanstiel agreed to purchase an aggregate principal amount of $592,221 of Legacy Butterfly convertible notes from Glenview for a purchase price of $1,000,000. Upon conversion at the Effective Time, the Legacy Butterfly convertible notes purchased by Ms. Carfora, Mr. Hammergren, Mr. Pettiti and Ms. Phanstiel converted into 12,009, 120,099, 18,014 and 60,049 shares of the Company’s Class A common stock, respectively.
Lease Arrangements
We occupy office and laboratory space located at 506 Old Whitfield Street, Guilford, Connecticut, which is owned by Oceanco, LLC, whose manager is Michael Rothberg, who is a sibling of Jonathan M. Rothberg, Ph.D., the founder of Legacy Butterfly and Chairman of our board of directors, and which is owned by Dr. Rothberg’s children. Under this arrangement, we paid $184,800, $184,800 and $169,400 for the years ended December 31, 2019, 2020 and 2021, respectively. We entered into a month-to-month lease with Oceanco, LLC for this space pursuant to the Business Combination.
We also occupy office space at 351 New Whitfield Street, Guilford, Connecticut, 485 Old Whitfield Street, Guilford, Connecticut, and 3000 El Camino Real, Suite 130, Palo Alto, California. Effective upon the Closing, the office space at 485 Old Whitfield Street, Guilford, Connecticut was leased from Oceanco, LLC by 4Catalyzer Corporation, or 4Catalyzer, of which Michael Rothberg, who is a sibling of Jonathan M. Rothberg, Ph.D., the founder of Legacy Butterfly and Chairman of the Company’s board of directors, is the sole stockholder, and we have the right to use rooms at 485 Old Whitfield Street from 4Catalyzer for $100 per employee per day. Effective upon the Closing of the Business Combination, 4Catalyzer subleases space to us at 351 New Whitfield Street, where we occupy such portions of the space as 4Catalyzer may designate from time to time on a month-to-month basis, and we pay a pro rata share of expenses paid by 4Catalyzer for such space under the master lease. In connection with the Business Combination Agreement, 4Catalyzer assigned its leasehold interest 3000 El Camino Real to us. We pay 4Catalyzer on a per diem and month-to-month basis, respectively, for use of the spaces in 485 Old Whitfield Street and 351 New Whitfield Street, but no rental or lease agreements are effective. Under these arrangements (and through the date of assignment of the 3000 El Camino Real Lease), we paid $248,650, $305,493 and $40,730 for the years ended December 31, 2019, 2020 and 2021, respectively.
Legacy Butterfly also previously occupied office space at 251 West 30th Street, New York, New York, which location was being leased from an unrelated landlord by 4Catalyzer. Legacy Butterfly paid 4Catalyzer on a month-to-month basis for use of the space, but no lease agreement had been entered into. Under this arrangement, Legacy Butterfly paid $189,384, $35,104 and $17,665 for the years ended December 31, 2019, 2020 and 2021.
2022 Proxy Statement	51

Legacy Butterfly also paid 4Catalyzer for improvements and other capital expenditures in connection with Legacy Butterfly’s use of each of the spaces noted above, $63,460 during the year ended December 31, 2019, and has not paid any additional amounts since for the years ended December 31, 2020 and December 31, 2021.
Amended and Restated Technology Services Agreement
On November 11, 2020, Legacy Butterfly entered into an Amended and Restated Technology Services Agreement (the “ARTSA”) by and among 4Catalyzer, Butterfly and other participant companies controlled by the Rothbergs, including AI Therapeutics, Inc., Quantum-Si Incorporated, Hyperfine Operations, Inc. (f/k/a Hyperfine, Inc.), 4Bionics LLC, Tesseract Health, Inc., Liminal Sciences Inc. and Detect, Inc. (f/k/a Homodeus Inc.). Under the ARTSA, Legacy Butterfly and the other participant companies agreed to share certain non-core technologies, which means any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant, such as software, hardware, electronics, fabrication and supplier information, vendor lists and contractor lists, subject to certain restrictions on use, with the other participant companies. The ARTSA provided that ownership of each non-core technology shared by 4Catalyzer, Legacy Butterfly or another participant company remained with the company that originally shared the non-core technology. The ARTSA also provided for 4Catalyzer to perform certain services to Legacy Butterfly and each other participant company, such as general administration, facilities, information technology, financing, legal, human resources and other services. The ARTSA also provided for the participant companies to provide other services to each other. The fees due to 4Catalyzer or the other participants for such services were allocated to Legacy Butterfly and the participant companies based on the total costs and expenses for the relative amount of services and resources used by the participant company, except for services with respect to intellectual property, which were based on a negotiated cost plus methodology. The ARTSA provided that all inventions of 4Catalyzer, Legacy Butterfly or the other participants made in the course of providing such services are owned by the receiving participant and that the receiving participant grant to the participant company providing the services a royalty-free, perpetual, limited, worldwide, non-exclusive license to use such inventions only in the core business field of the participating company.
The ARTSA had an initial term of five years from the date of the ARTSA and provided that the ARTSA be automatically extended for additional, consecutive one-year renewal terms. Each participating company, including Legacy Butterfly, had the right to terminate the ARTSA at any time upon 30 days’ prior notice and 4Catalyzer had the right to terminate the ARTSA at any time upon 90 days’ prior notice. Legacy Butterfly paid an aggregate of $8,074,173 during the year ended December 31, 2019, $4,937,775 during the year ended December 31, 2020 and $709,532 during the year ended December 31, 2021 for services under the ARTSA.
On November 19, 2020, Legacy Butterfly and 4Catalyzer entered into the First Addendum to the ARTSA, pursuant to which Legacy Butterfly agreed to terminate its participation under the ARTSA effective as of February 12, 2021.
Technology and Services Exchange Agreement
Legacy Butterfly has entered into a Technology and Services Exchange Agreement (the “TSEA”) by and among Legacy Butterfly and other participant companies controlled by the Rothbergs, consisting of AI Therapeutics, Inc., Quantum-Si Incorporated, Hyperfine Operations, Inc. (f/k/a Hyperfine, Inc.), 4Bionics LLC, Tesseract Health, Inc., Liminal Sciences, Inc. and Detect, Inc. (f/k/a Homodeus Inc.). The TSEA, signed in November 2020, became effective upon the Closing of the Business Combination on February 12, 2021. Under the TSEA, we and the other participant companies may, in our discretion, permit the use of non-core technologies, which include any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant, such as software, hardware, electronics, fabrication and supplier information, vendor lists and contractor lists, by other participant companies. The TSEA provides that ownership of each non-core technology shared by us or another participant company will remain with the company that originally shared the non-core technology. In addition, any participant company (including us) may, in its discretion, permit its personnel to be engaged by another participant company to perform professional, technical or consulting services for such participant. Unless otherwise agreed to by us and the other participant company, all rights, title and interest in and to any inventions, works-of-authorship, idea, data or know-how invented, made, created or developed by the personnel (employees, contractors or consultants) in the course of conducting services for a participant company (“Created IP”) will be owned by the participant company for which the work was performed, and the recipient participant company grants to the party that had its personnel provide the services that resulted in the creation of the Created IP a royalty-free, perpetual, limited, worldwide, non-exclusive, sub-licensable (and with respect to software, sub-licensable in object code only) license to utilize the Created IP only in the core business field of the originating participant company, including a license to create and use derivative works based on the Created IP in the originating participant’s core business field, subject to any agreed upon restrictions.
2022 Proxy Statement	52

Agreements with Butterfly Stockholders
Investors’ Rights, Voting and Right of First Refusal Agreements
In connection with Legacy Butterfly’s Series D preferred stock financing, Legacy Butterfly entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with holders of Legacy Butterfly’s preferred stock and certain holders of its common stock.
Amended and Restated Registration Rights Agreement
At the Closing of the Business Combination, we, the Sponsor, certain affiliates of the Sponsor, and certain stockholders of Legacy Butterfly entered into the Amended and Restated Registration Rights Agreement, pursuant to which, among other things, the parties to the Amended and Restated Registration Rights Agreement agreed, subject to certain exceptions, not to effect any sale or distribution of any equity securities of the Company held by any of them during the lock-up period described therein and were granted certain registration rights with respect to their respective shares of our common stock, in each case, on the terms and subject to the conditions therein. These lock-up restrictions have expired.
Advisory Agreement with Jonathan M. Rothberg, Ph.D.
In connection with the consummation of the Business Combination, we entered into an Advisory Agreement with Dr. Rothberg, the founder of Legacy Butterfly and the chairman of our board of directors, effective as of the Closing, pursuant to which Dr. Rothberg advises our Chief Executive Officer and the board of directors on strategic matters, and provides consulting, business development and similar services on matters relating to our current, future and potential scientific and strategic initiatives and such other consulting services reasonably requested from time to time. As compensation for Dr. Rothberg’s services under the Advisory Agreement, we pay Dr. Rothberg a consulting fee of $16,667 per month during the term of the Advisory Agreement. The term of the Advisory Agreement will continue until terminated by us or Dr. Rothberg. Either party may terminate the Advisory Agreement for any reason upon giving thirty (30) days’ advance notice of such termination. In the event of such termination, our only obligation will be to pay Dr. Rothberg any earned but unpaid consulting fee as of the termination date. In December 2020, the Legacy Butterfly board of directors granted 1,000,000 restricted stock units to Dr. Rothberg. The RSUs vest in equal quarterly installments over two years, beginning on March 31, 2021, without regard to Dr. Rothberg’s continued service to the Company, with full acceleration of vesting in the event of Dr. Rothberg’s death or disability or a change in control of the Company.
Limited Liability Company to Purchase Real Estate
As part of the recruitment process of Dr. Fruchterman, our current President and Chief Executive Officer, Larry Robbins, at the time the Chairman of Longview, our predecessor prior to the Business Combination, and now a member of our board of directors, offered financial support to facilitate Dr. Fruchterman’s relocation to be near the Company’s headquarters. On February 2, 2022, Dr. Fruchterman, Dr. Fruchterman’s spouse, and an irrevocable trust previously established by Mr. Robbins formed a limited liability company and entered into an operating agreement setting forth the terms and conditions of the ownership and management of the limited liability company that has purchased real estate in the approximate amount of $4,800,000 that will serve as Dr. Fruchterman’s principal residence. Mr. Robbins’ trust contributed approximately $1,500,000 to the limited liability company.
Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements and our restated bylaws require that we indemnify our directors and officers to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers. We also maintain a general liability insurance policy, which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Policies and Procedures for Related Party Transactions
We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
2022 Proxy Statement	53

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to us or any of our subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” is:
•	any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of the Company’s last fiscal year;
•	a person who is or was an Immediate Family Member (as defined below) of an executive officer, director, director nominee at any time since the beginning of the Company’s last fiscal year;
•	any person who, at the time of the occurrence or existence of the transaction, is the beneficial owner of more than 5% of any class of the Company’s voting securities (a “Significant Stockholder”); or
•	any person who, at the time of the occurrence or existence of the transaction, is an Immediate Family Member of a Significant Stockholder of the Company.
An “Immediate Family Member” of a person is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, or any other person sharing the household of such person, other than a tenant or employee.
We have implemented policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee has the responsibility to review related party transactions.
Under the related person transaction policy, the related person in question or, in the case of transactions with a beneficial holder of more than 5% of the Company’s voting stock, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to the audit committee (or to another independent body of the board of directors) for review. To identify related person transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:
•	the related person’s interest in the transaction;
•	the approximate dollar value of the amount involved in the transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of business of the Company;
•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to the Company of, the transaction; and
•
any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee will approve only those transactions that it determines are fair to the Company and in the Company’s best interests.
2022 Proxy Statement	54

Proposal 1: Election of Directors
On April 1, 2022, our board of directors nominated Jonathan M. Rothberg, Ph.D., Todd M. Fruchterman, M.D., Ph.D., Larry Robbins, Dawn Carfora, Elazer Edelman, M.D., Ph.D., John Hammergren, Gianluca Pettiti, S. Louise Phanstiel, and Erica Schwartz, M.D., J.D., M.P.H. for election at the annual meeting. If they are elected, they will serve on our board of directors until the 2023 annual meeting of stockholders and until their respective successors have been elected and qualified.
Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Jonathan M. Rothberg, Ph.D., Todd M. Fruchterman, M.D., Ph.D., Larry Robbins, Dawn Carfora, Elazer Edelman, M.D., Ph.D., John Hammergren, Gianluca Pettiti, S. Louise Phanstiel, and Erica Schwartz, M.D., J.D., M.P.H. as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.
An affirmative vote of a majority of the votes cast affirmatively or negatively is required to elect each nominee as a director.
OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF JONATHAN M. ROTHBERG, PH.D., TODD M. FRUCHTERMAN, M.D., PH.D., LARRY ROBBINS, DAWN CARFORA, ELAZER EDELMAN, M.D., PH.D., JOHN HAMMERGREN, GIANLUCA PETTITI, S. LOUISE PHANSTIEL, AND ERICA SCHWARTZ, M.D., J.D., M.P.H. AS DIRECTORS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
2022 Proxy Statement	55

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The audit committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2022. Our board of directors proposes that the stockholders ratify this appointment. We expect that representatives of Deloitte will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
Prior to the closing of the Business Combination, WithumSmith+Brown, PC (“Withum”) acted as Longview’s independent registered public accounting firm. On February 12, 2021, the audit committee approved the dismissal of Withum as our independent registered public accounting firm and our board of directors engaged Deloitte as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended December 31, 2021. Deloitte was previously engaged by Legacy Butterfly to audit its consolidated financial statements for the fiscal year ended December 31, 2020. Accordingly, Withum was informed that it would be replaced as the Company’s independent registered public accounting firm once it completed the audit of Longview for the fiscal year ended December 31, 2020, which consisted only of the accounts of the pre-Business Combination special purpose acquisition company, Longview. The reports of Withum on Longview’s balance sheet as of February 12, 2020, and the statements of operations, changes in stockholder’s equity and cash flows for the period from February 4, 2020 (inception) through February 12, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles. During the audit for the period from February 4, 2020 (inception) through February 12, 2020, and reviews of the February 4, 2020 (inception) through September 30, 2020 financial statements, there were no disagreements between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such periods. During the period from February 4, 2020 (inception) through September 30, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act). During the period from February 4, 2020 (inception) to the date our board of directors approved the engagement of Deloitte as the Company’s independent registered public accounting firm, Longview did not consult with Deloitte on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on Longview’s consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event. The Company has provided Withum and Deloitte with a copy of the foregoing disclosures.
In deciding to appoint Deloitte as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2022, the audit committee reviewed auditor independence issues and existing commercial relationships with Deloitte and concluded that Deloitte has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2022.
The following table sets forth the fees billed to or incurred by our Company for professional services rendered by Deloitte, our independent registered public accounting firm, for the audit of our annual consolidated financial statements (including the consolidated financial statements of Legacy Butterfly) for the years ended December 31, 2021 and 2020, and fees billed for other services rendered by Deloitte during those periods:
Fees	2021	2020
Audit Fees	$1,849,000	$1,736,000
Audit-Related Fees	—	—
Tax Fees	91,000	—
All Other Fees	—	—
Total Fees	$1,940,000	$1,736,000
2022 Proxy Statement	56

The following table sets forth the fees billed to our Company for professional services rendered by Withum, our prior independent registered public accounting firm, for the audit of Longview’s annual consolidated financial statements for the period from February 4, 2020 (inception) through December 31, 2020, and fees billed for other services rendered by Withum during the years ended December 31, 2021 and 2020:
Fees	2021	2020
Audit Fees	—	$146,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	—	$146,000
Audit Fees. Audit fees consisted of audit work performed in the preparation of consolidated financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as quarterly review procedures and the provision of consents in connection with the filing of registration statements and related amendments, as well as other filings.
Audit-Related Fees. This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees”.
Tax Fees. Tax fees consisted principally of tax consulting services.
All Other Fees. Our independent registered public accountants did not provide any products and services not disclosed in the table above during the fiscal years ended December 31, 2021 and 2020. As a result, there were no other fees billed or paid during those fiscal years.
Our audit committee was formed upon the consummation of Longview’s initial public offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, the audit committee has pre-approved all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting or reporting standards.
2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.
4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.
2022 Proxy Statement	57

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.
The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of Deloitte as our independent registered public accounting firm, the audit committee will reconsider its appointment.
The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.
2022 Proxy Statement	58

Proposal 3: Advisory Vote on Approval of the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement
We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our compensation committee or our board of directors. However, the compensation committee and our board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Our compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contributions to that success. We require top talent with a wide range of skills, experience, and leadership qualities to lead the organization in support of our mission to democratize healthcare and to make medical imaging accessible to everyone around the world by using our proprietary technology. In order to attract and retain the talent required to fulfill our mission, accelerate growth, and promote stockholder value, the compensation committee’s goal is to implement an executive compensation program that is built upon strategic objectives.
Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The compensation committee and our board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2022 annual meeting:
“RESOLVED, that the compensation paid to the named executive officers of Butterfly Network, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”
The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting is required to approve, on an advisory basis, this resolution.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.
2022 Proxy Statement	59

Proposal 4: Advisory Vote on Approval of the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers
We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote on the compensation of our named executive officers should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our compensation committee or our board of directors. However, the compensation committee and our board of directors will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our named executive officers to our stockholders.
The compensation committee, board of directors and management believe that it is appropriate and in our best interests for our stockholders to vote in favor of an annual advisory vote on the compensation of our named executive officers. An advisory vote each year will permit our stockholders to provide annual feedback to us on our compensation policies, practices and compensation awards for our named executive officers. This is consistent with our policy of giving stockholders the opportunity to voice concerns with management or our board of directors. An annual advisory vote will give the board of directors, the compensation committee and management more timely feedback from the stockholders to allow us to evaluate and adjust, when we consider appropriate, the compensation of our named executive officers.
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove our board of directors’ recommendation. The affirmative vote of a majority of the shares voted for this proposal — every year, every two years or every three years — will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF HOLDING A VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH FREQUENCY UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY CARD.
2022 Proxy Statement	60

CODE OF CONDUCT AND ETHICS
We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The text of the code of business conduct and ethics is posted on our website at www.butterflynetwork.com and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at Butterfly Network, Inc., 530 Old Whitfield Street, Guilford, Connecticut 06437. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the NYSE.
OTHER MATTERS
Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2023 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than January 2, 2023. To be considered for presentation at the 2023 annual meeting of stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received not earlier than February 16, 2023 and no later than March 18, 2023.
Proposals that are not received in a timely manner will not be voted on at the 2023 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Butterfly Network, Inc., 530 Old Whitfield Street, Guilford, Connecticut 06437.
Guilford, Connecticut
April 29, 2022
2022 Proxy Statement	61

BUTTERFLY NETWORK, INC.
530 OLD WHITFIELD ST
GUILFORD, CT 06437

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D79565-P73272 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**BUTTERFLY NETWORK, INC.**

**The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, FOR each of Proposals 2 and 3, and 1 Year for Proposal 4.**

| Nominees: | For | Against | Abstain |
|---|---|---|---|
| 1a. Jonathan M. Rothberg, Ph.D. | ☐ | ☐ | ☐ |
| 1b. Todd M. Fruchterman, M.D., Ph.D. | ☐ | ☐ | ☐ |
| 1c. Larry Robbins | ☐ | ☐ | ☐ |
| 1d. Dawn Carfora | ☐ | ☐ | ☐ |
| 1e. Elazer Edelman, M.D., Ph.D. | ☐ | ☐ | ☐ |
| 1f. John Hammergren | ☐ | ☐ | ☐ |
| 1g. Gianluca Pettiti | ☐ | ☐ | ☐ |
| 1h. S. Louise Phanstiel | ☐ | ☐ | ☐ |
| 1i. Erica Schwartz, M.D., J.D., M.P.H. | ☐ | ☐ | ☐ |

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 4. To approve by an advisory vote the frequency of holding an advisory vote on the compensation of the Company's named executive officers. | ☐ | ☐ | ☐ | ☐ |

**Note:** In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement, form of proxy and Annual Report are available at www.proxyvote.com.

D79566-P73272

**Butterfly Network, Inc.**
**2022 Annual Meeting of Stockholders**
**June 16, 2022, 10:00 a.m. Eastern Time**

**THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY**

The undersigned appoints Todd M. Fruchterman, M.D., Ph.D. and Mary Miller, and each of them (the "Proxies"), as Proxies of the undersigned, with the full power of substitution, and authorizes each of them to represent and vote, as designated on the reverse hereof, all of the shares of Class A common stock and Class B common stock of Butterfly Network, Inc., held of record by the undersigned at the close of business on April 19, 2022, at the Annual Meeting of Stockholders of Butterfly Network, Inc. to be held on June 16, 2022, via live audio webcast at www.virtualshareholdermeeting.com/BFLY2022, or at any adjournment or postponement thereof.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND IN ACCORDANCE WITH THE DIRECTION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. IF DIRECTION IS NOT GIVEN, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.**

**Continued and to be signed on reverse side**